                                                                  Exhibit 10(i)

                            ASSET HOLDINGS III, L.P.


                    ------------------------------------------

                             Note Purchase Agreement

                    ------------------------------------------



                          DATED AS OF NOVEMBER 22, 1994

        $9,408,030 9.82% SERIES A FIRST MORTGAGE NOTES DUE APRIL 1, 2000 $16,296,970 9.82% SERIES B FIRST MORTGAGE NOTES DUE APRIL 1, 2000

                                  GUARANTIED BY
                                ADESA CORPORATION

                                TABLE OF CONTENTS
                          (Not a Part of the Agreement)

1.   PURCHASE AND SALE OF NOTES 1
     1.1   Authorization of Notes.............................................1
     1.2   The Closings      .................................................3
     1.3   Purchase for Investment; ERISA.....................................4
     1.4   Failure to Tender, Failure of Conditions...........................5
     1.5   Expenses ......................................................... 5

2.   APPLICATION OF PROCEEDS; SECURITY........................................6
     2.1   Application of Proceeds of the Notes...............................6
     2.2   Security for the Notes.............................................6

3.   WARRANTIES AND REPRESENTATIONS...........................................6
     3.1   Nature of Business.................................................6
     3.2   Financial Statement; Indebtedness; Material Adverse Change.........7
     3.3   Subsidiaries and Affiliates........................................8
     3.4   Title to Properties; Leases; Patents, Trademarks, etc of
           Guarantor and the Subsidiaries.....................................8
     3.5   Taxes..............................................................8
     3.6   Pending Litigation.................................................9
     3.7   Full Disclosure....................................................9
     3.8   Organization and Authority........................................10
     3.9   Charter Instruments, Other Agreements, etc. ......................11
     3.10  Restrictions on Company, Guarantor and other Subsidiaries.........11
     3.11  Compliance with Law...............................................11
     3.12  ERISA.............................................................11
     3.13  Environmental Protection Laws.....................................13
     3.14  Transactions are Legal and Authorized; Obligations are
           Enforceable.......................................................13
     3.15  Governmental Consent; Certain Laws................................14
     3.16  Private Offering of Notes.........................................14
     3.17  No Defaults; Transactions Prior to Facility Closing Date, etc. ...15
     3.18  Use of Proceeds of Notes..........................................15
     3.19  Capitalization....................................................15
     3.20  Solvency..........................................................15

4.   CLOSING CONDITIONS......................................................16
     4.1   Initial Closing Conditions........................................16
     4.2   Second Closing Conditions.........................................20

5.   GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS..............................22
     5.1   Guarantied Obligations............................................22
     5.2   Performance Under This Agreement..................................22
     5.3   Primary Obligation................................................23
     5.4   Actions Affecting the Guarantor...................................23
     5.5   Waivers...........................................................23

     5.6   Certain Waivers of Subrogation, Reimbursement and Indemnity.......26
     5.7   Invalid Payments..................................................26
     5.8   Marshaling........................................................26
     5.9   Subordination.....................................................27
     5.10  Setoff, Counterclaim or Other Deductions..........................27
     5.11  No Election of Remedies by Noteholders............................27
     5.12  Separate Action; Other Enforcement Rights.........................27
     5.13  Noteholder Setoff.................................................28
     5.14  Delay or Omission; No Waiver......................................28
     5.15  Restoration of Rights and Remedies................................28
     5.16  Cumulative Remedies...............................................28
     5.17  Execution and Delivery of Notes by Guarantor......................28
     5.18  Survival..........................................................29

6.   COVENANTS OF THE GUARANTOR..............................................29
     6.1   Payment of Taxes and Claims.......................................29
     6.2   Maintenance of Properties; Corporate Existence; etc...............29
     6.3   Maintenance of Office.............................................30
     6.4   Line of Business..................................................30
     6.5   Transactions with Affiliates......................................31
     6.6   Private Offering..................................................31
     6.7   Pension Plans.....................................................31
     6.8   Pro-Rata Offers...................................................32
     6.9   Fixed Charge Coverage.............................................32
     6.10  Maintenance of Consolidated Net Worth.............................32
     6.11  Debt Restrictions.................................................32
     6.12  Transfers of Property.............................................33
     6.13  Restricted Payments...............................................35
     6.14  Merger and Consolidation..........................................35

7.   INFORMATION AS TO THE GUARANTOR.........................................36
     7.1   Financial and Business Information................................36
     7.2   Officer's Certificates............................................40
     7.3   Accountants' Certificates.........................................40
     7.4   Inspection........................................................41

8.   INTERPRETATION OF THIS AGREEMENT........................................41
     8.1   Terms Defined.....................................................41
     8.2   GAAP..............................................................54
     8.3   Directly or Indirectly............................................55
     8.4   Section Headings and Table of Contents and Construction...........55
     8.5   Governing Law.....................................................55

9.   MISCELLANEOUS...........................................................55
     9.1   Communications....................................................55
     9.2   Reproduction of Documents.........................................56
     9.3   Survival..........................................................57
     9.4   Successors and Assigns............................................57

     9.5   Amendment and Waiver..............................................57
     9.6   Expenses. :.......................................................58
     9.7   Jurisdiction; Service of Process..................................59
     9.8   Company Obligations Nonrecourse...................................59
     9.9   Duplicate Originals, Execution in Counterpart.....................60

Annex 1       --    Information as to Purchaser
Annex 2       --    Payment Information
Annex 3       --    Information as to Company, Guarantor and Subsidiaries

Exhibit A     --    Form of Collateral Trust Indenture
Exhibit B     --    Form of Purchase Request
Exhibit C     --    Form of Deed of Trust
Exhibit D     --    Form of Mortgage
Exhibit E     --    Form of Assignment of Leases and Rents
Exhibit F-1   --    Form of Initial Closing Opinion of Counsel to the Company
Exhibit F-2   --    Form of Initial Closing Opinion of Counsel to the Guarantor
                     and the Lessees of the Initial Leases
Exhibit F-3   --    Form of Initial Closing Opinion of Special Counsel to
                     the Purchaser
Exhibit F-4   --    Form of Initial Closing Opinion of local Massachusetts
                     Counsel to the Guarantor
Exhibit F-5   --    Form of Initial Closing Opinion of local Tennessee Counsel to the Guarantor
Exhibit G-1   --    Form of Officer's Certificate -- the Company
Exhibit G-2   --    Form of Officer's Certificate -- the Guarantor
Exhibit H-1   --    Form of Secretary's Certificate -- the Company
Exhibit H-2   --    Form of Secretary's Certificate -- the Guarantor
Exhibit I     --    Form of Officer's Certificate -- the Company

                             ASSET HOLDING III, L.P.
                             c/o JH Management Corp.
                             One International Place
                              Boston, MA 02110-2624

                                ADESA CORPORATION
                              1919 South Post Road
                             Indianapolis, IN 46239

              ----------------------------------------------------
                             NOTE PURCHASE AGREEMENT
              ----------------------------------------------------

        $9,408,030 9.82% SERIES A FIRST MORTGAGE NOTES DUE APRIL 1, 2000 $16,296,970 9.82% SERIES B FIRST MORTGAGE NOTES DUE APRIL 1, 2000


                                                  Dated as of November 22, 1994

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA 50392

Ladies and Gentlemen:

         ASSET HOLDING III, L.P. (together with its successors and assigns permitted pursuant to this Agreement, the "Company"), an Ohio limited partnership, and ADESA CORPORATION (together with its successors and assigns permitted pursuant to this Agreement, the "Guarantor"), an Indiana corporation, hereby agree with you as follows:

1.    PURCHASE AND SALE OF NOTES

      1.1   Authorization of Notes.

            (a) Issuance of Notes. The Company will authorize the issue of Nine Million Four Hundred Eight Thousand Thirty Dollars ($9,408,030) in aggregate principal amount of its 9.82% Series A First Mortgage Notes due April 1, 2000 (the "Series A Notes") and Sixteen Million Two Hundred Ninety-Six Thousand Nine Hundred Seventy Dollars ($16,292,970) in aggregate principal amount of its 9.82% Series B First Mortgage Notes due April 1, 2000 (the "Series B Notes"). The Series A Notes and the Series B Notes shall be issuable as more particularly provided herein and in the Collateral Trust Indenture, dated as of the date hereof (as the same may be amended from time to time, the "Indenture"), from the Company, as grantor, to PNC Bank, Kentucky, Inc., a Kentucky banking corporation, as security trustee (the "Security Trustee"), in the form of Exhibit A hereto. Each series of Notes shall

                (i) bear interest on the unpaid  principal  amount  thereof from the date of issuance thereof at the rate of nine and eight-two one-hundredths percent (9.82%) per annum (computed on the basis of a calendar year consisting of twelve 30-day months), payable monthly on the first (1st) day of each month commencing on the later of January 1, 1995 or the payment date next succeeding the date of such Note;

                (ii) bear interest,  payable on demand, on any overdue principal
            (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of

                     (A) the highest rate allowed by applicable law, or

                     (B) eleven and eighty-two  one-hundredths  percent (11.82%)
                per annum;

                (iii) be prepayable only as provided in the Indenture;

                (iv) mature on April 1, 2000; and

                (iv) be in the form of Exhibit A to the Indenture.

                The term "Notes" as used in this  Agreement and in the Indenture shall include each Series A Note and each Series B Note delivered pursuant to this Agreement and the Indenture and each Note delivered in substitution, replacement or exchange for any such Note pursuant to Section 2.7 of the Indenture.

            (b) Purchase and Sale of Notes.

                (i) Initial Purchase and Sale of Notes. The Company hereby agrees to sell to you and, subject in all respects to the terms and conditions set forth in the Indenture and herein, you hereby agree to purchase from the Company on the Initial Closing Date the aggregate principal amount of each series of Notes (the "Initial Notes") set forth below your name on Annex 1 hereto and designated as the Initial Notes, at a price equal to one hundred percent (100%) of the principal amount thereof (the "Initial Note Purchase").

                (ii) Second Purchase and Sale of Notes. The Company hereby agrees to sell to you and, subject in all respects to the terms and conditions set forth in the Indenture and herein (including, without limitation, Section 4.2 hereof), you hereby agree to purchase from the Company on the Second Closing Date the aggregate principal amounts of each series of Notes (the "Second Notes") set forth below your name on Annex 1 hereto and designated as the Second Notes, at a price equal to one hundred percent (100%) of the principal amount thereof (the "Second Note Purchase").

            (c) Purchase Request. The Company shall deliver a Purchase Request in connection with the Second Note Purchase which shall be in the form of Exhibit B hereto and shall specify the following:

                (i) the  aggregate  principal  amount of Second Notes subject to such Purchase Request;

                (ii) the  proposed  date of closing the issuance and sale of the
            Second Notes; and

                (iii) the account and depository institution to which the purchase price for the Second Notes should be wired upon the purchase of the Second Notes.

            The Purchase Request shall also certify that the representations and warranties contained in Section 3 hereof are true and correct on and as of the date of the Purchase Request and that there exists no Event of Default or Default at such time.

      1.2   The Closings.

            (a) The Initial Closing. The closing of the Initial Note Purchase (the "Initial Closing") will be held on November 29, 1994, or such later date (not later than November 30, 1994) as may be agreed to by you and the Company (the "Initial Closing Date"), at 10:00 a.m., local time, at the office of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103. At the Closing, the Company will deliver to you one or more Notes (as indicated below your name on Annex 1), in the series and denominations indicated on Annex 1, in the aggregate principal amount of your Initial Note Purchase, dated the Initial Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2.

            (b) The Second Closing. The closing of the Second Note Purchase (the "Second Closing") will be held on the Second Closing Date. On the Second Closing Date, the Company will deliver to you, at the offices of Hebb & Gitlin as set forth in Section 1.2(a) above, one or more Notes (registered as set forth on Annex 1 hereto), in the series and denominations indicated on Annex 1, in the aggregate principal amount of your Second Note Purchase, dated the Second Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company in the Purchase Request.

            (c) Determination of the Second Closing Date. The date of the Second Closing (the "Second Closing Date") shall be a Business Day that is the later of the day proposed as the Second Closing Date by the Company in the Purchase Request or the date five (5) Business Days from the date of the delivery of the Purchase Request; provided, that in no event shall the Second Closing Date be later than January 13, 1995.

      1.3   Purchase for Investment; ERISA

            (a) Purchase for Investment. You represent to the Company and the Guarantor that you are purchasing the Notes issued from time to time pursuant to this Agreement, in the aggregate amounts provided herein, for your own account for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to:

                (i) sell or  otherwise  dispose  of all or any part of the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act; and

                (ii) have control over the  disposition of all of your assets to the fullest extent required by any applicable insurance law.

      It is understood that, in making the representations set out in Section 3.12(a) and Section 3.14(a) of this Agreement, the Company and the Guarantor are relying, to the extent applicable, upon your representations in the immediately preceding sentence.

            (b) ERISA. You represent, with respect to the funds with which you are acquiring the Notes, that all of such funds are from or attributable to one or more of:

                (i) General  Account -- your general account assets or assets of one or more segments of such general account, as the case may be;

                (ii) Separate Account -- a "separate account" (as defined in section 3 of ERISA),

                     (A) 10% Pooled Separate  Account -- in respect of which all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Notes,

                     (B) Identified Plan Assets -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company and the Guarantor hereby warrant and represent that, as of the Initial Closing Date and as of the Second Closing Date, neither the Company, the Guarantor nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified, or

                     (C) Guaranteed Separate Account -- that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R.
                Section 2510.3-101(h)(1)(iii));

                (iii) Qualified Professional Asset Manager -- an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14) and all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes; or

                (iv) Excluded Plan -- an employee  benefit plan that is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA.

      1.4   Failure to Tender, Failure of Conditions.

      If at either Closing the Company fails to tender to you the Notes to be purchased by you at such Closing, or if the conditions specified in Section 4 hereof to be fulfilled at such Closing have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 1.4 shall operate to relieve the company or the Guarantor from any of its respective obligations hereunder or to waive your rights against the Company or the Guarantor.

      1.5   Expenses.

            (a) Generally, Whether or not the Notes are sold, the company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including, but not limited to:

                (i) the cost of reproducing this Agreement,  the Indenture,  the
            Notes and the other documents delivered in connection with each Closing;

                (ii) the fees and disbursements of your special counsel incurred in connection herewith;

                (iii) the fees of the Security Trustee;

                (iv) the cost of  delivering  to your home  office or  custodian bank, insured to your satisfaction, the Notes purchased by you at each Closing;

                (v) the fees, expenses and costs incurred in complying with each of the conditions to closing set forth in Section 4 hereof, including, without limitation, title insurance premiums, survey expenses, and all fees taxes and expenses for the recording, registration and filing of the Collateral Documents and for the issuance and sale of the Notes; and

                (v) the cost of  obtaining  private  placement  numbers  for the
            Notes.

            (b) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the company will pay, at each closing, the statement for reasonable fees and disbursements of your special counsel presented at such Closing and the Company will also pay, upon receipt of any statement therefor, each additional statement for reasonable fees and disbursements of your special counsel rendered after each such

      Closing in connection with the issuance of the Notes or the matters referred to in Section 1.5(a) hereof.

            (c) Survival. The obligations of the Company under this Section 1.5 and Section 9.6 of this Agreement shall survive the payment of the Notes and the termination hereof.

2.    APPLICATION OF PROCEEDS; SECURITY.

      2.1   Application of Proceeds of the Notes.

            (a) Series A Notes. The proceeds from the sale of the Series A Notes will be used by the Company to pay for the acquisition of the Mortgaged Land and related transaction costs, including interest on the Notes.

            (b) Series B Notes. The proceeds from the sale of the Series B Notes will be used to pay (i) the purchase price of the Mortgaged Improvements,
      (ii) the costs and expenses incurred in connection with construction and improvement of the Mortgaged Improvements now existing or hereafter constructed and (iii) related transaction costs, including interest on the Notes.

      2.2 Security for the Notes. The Notes will be secured by (a) the Indenture, pursuant to which certain real and personal property of the Company more particularly described therein is being held in trust by the Security Trustee for your benefit, (b) the Mortgages, pursuant to which the company has granted liens in favor of the Security Trustee on all of the Company's right, title and interest in and to the Mortgaged Properties and certain other property more particularly described therein and (c) the Assignments of Leases and Rents pursuant to which the Company has pledged and assigned to the Security Trustee all of the Company's right, title and interest in and to the Leases and certain other property more particularly described therein.

3.    WARRANTIES AND REPRESENTATIONS

      To induce you to enter into this Agreement and to purchase the Notes at the times and in the amounts provided herein, each of the Company (with respect to itself and not with respect to the Guarantor and the Subsidiaries) and the Guarantor warrants and represents, as follows:

      3.1   Nature of Business.

      Prior to the Initial Closing Date the Company has not engaged in any business. The Private Placement Memorandum, dated September 8, 1994 (as supplemented November 29, 1994), prepared by the Guarantor with the assistance of Banc One Capital Corporation, as placement agent (together with all exhibits and annexes thereto, the "Placement Memorandum") (a copy of which previously has been delivered to you), correctly describes the general nature of the business and principal Properties of the Company, the Guarantor and the Subsidiaries.

      3.2   Financial Statements; Indebtedness; Material Adverse Change.

            (a) Financial Statements. the Guarantor has provided you with (i) the audited consolidated financial statements of the Guarantor and its consolidated subsidiaries for the years ended December 31, 1992 and 1993 and (ii) the consolidated financial statements of the Guarantor and its consolidated subsidiaries for the six month period ending June 30, 1994. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Guarantor and its Subsidiaries as of such dates and the results of their operations and cash flows for such periods (subject, in the case of such interim statements, to normal year end adjustments). All such financial statements include the accounts of all subsidiaries of the Guarantor for the respective periods during which a subsidiary relationship has existed.

            (b) Debt. The Company has no outstanding Debt except the Debt evidenced by the Notes. Part 3.2(b) of Annex 3 hereto lists all debt of the Guarantor and the Subsidiaries as of October 31, 1994, and provides the following information with respect to each item of such Debt:

                (i) the holder thereof,

                (ii) the outstanding amount,

                (iii) the portion which is classified as current under GAAP, and

                (iv) the collateral securing such Debt, if any.

            (c) Material Adverse Change. Since December 31, 1993, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the guarantor or any of the Subsidiaries, except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

            (d) Other Financial Information. All statements or summaries of historical or pro forma financial condition and performance of the Company, the Guarantor and the Subsidiaries included in the Placement Memorandum or delivered to you by the Company or the Guarantor are complete and correct in all material respects, and such pro forma statements have been prepared based on assumptions and estimates which are set forth in the Placement Memorandum and which are reasonable in light of the circumstances existing at the time such assumptions and estimates were made, based on the best information available to management of the Guarantor and the Subsidiaries at the time of the preparation thereof. Such assumptions continue to be reasonable, based on the best information available to the management of the Company, the Guarantor and the Subsidiaries.

      3.3   Subsidiaries and Affiliates.

      The Company does not own or control any Securities or other equity interest of any Person. Part 3.3 of Annex 3 hereto sets forth:

            (a) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Guarantor and each other Subsidiary, and

            (b) the name of each Affiliate (other than individuals) and the nature of its affiliation.

      Each of the Guarantor and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien (other than a Lien in favor of the Bank securing Debt described in Part 3.2(b) of Annex 3). All such shares have been duly issued and are fully paid and nonassessable.

      3.4 Title to Properties; Lease; Patents; Trademarks, etc of Guarantor and the Subsidiaries.

            (a) Each of the Guarantor and the subsidiaries has good and marketable title to all of the real Property, and good title to all of the other Property, reflected in the most recent balance sheet referred to in
      Section 3.2(a) hereof (except as sold or otherwise disposed of in the ordinary course of business). All such Property is free from Liens other than Permitted Liens.

            (b) Each of the Guarantor and the Subsidiaries has complied with all obligations under all leases to which it is a party (including, without limitation the Leases). All such leases are in full force and effect and each of the Guarantor and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

            (c) Each of the Guarantor and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others.

      3.5   Taxes.

            (a) Taxes of company.

            The Company is not in default in the payment of any taxes levied or assessed against it, its assets or the Mortgaged Properties. All tax returns to be filed by the Company, if any, in any jurisdiction have in fact been filed.

            (b) Returns of Guarantor Filed; Taxes Paid.

            All tax returns to be filed by the Guarantor and each Subsidiary and any other Person with which the Guarantor or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Guarantor, such Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are shown thereon to be due and payable have been paid.

            (c) Book Provisions Adequate.

                (i) The amount of the liability  for taxes  reflected in each of the balance sheets referred to in Section 3.2 (a) hereof is in each case an adequate provision for taxes as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Guarantor and the other Persons consolidated with the Guarantor in such financial statements in respect of all tax periods ending on or prior to such dates.

                (ii) The Guarantor does not know of any proposed  additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 3.2(a) hereof; provided, however, the Guarantor has been advised by the IRS that its federal income tax return for the Guarantor's 1992 tax year is being audited, which audit could result in an additional tax assessment.

      3.6   Pending Litigation.

            (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Company or the Guarantor threatened against or affecting the Company, the Guarantor or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, action or investigations, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company, the Guarantor nor any subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

      3.7   Full Disclosure.

            The financial statements referred to in Section 3.2(a) hereof do not, nor does this Agreement, the Indenture, any other Financing Document, the Placement Memorandum or any statement furnished to you by or on behalf of the Company or the Guarantor in connection with this Agreement or any Closing, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that has not been disclosed to you in writing that has had or, so far as the Company or the Guarantor can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

      3.8   Organization and Authority.

            (a) The Company. The Company:

                (i) is a limited partnership duly organized and validly existing under the laws of the State of
                  Ohio;

                (ii) has all legal and  partnership  power and  authority to own and operate the Mortgaged Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                (iii) has all licenses,  certificates,  permits,  franchises and other governmental authorizations necessary to own and operate the Mortgaged Properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                (iv) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing (to the extent the concept of "good standing" exists in such jurisdiction), as a foreign limited partnership, in each state where any of the Mortgaged Properties is located.

            (b) The Guarantor, the General Partner and the Subsidiaries. Each of the Guarantor, the General Partner and the Subsidiaries:

                (i) is a corporation duly incorporated,  validly existing and in good standing (to the extent the concept of "good standing" exists in such jurisdiction) under the laws of its jurisdiction of incorporation;

                (ii) has all legal and corporate  power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                (iii) has all licenses,  certificates,  permits,  franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect; and

                (iv) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing (to the extent the concept of "good standing" exists in such jurisdiction), as foreign corporation, in each state (each of which states is listed in Part 3.8(b) of Annex 3) where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

      3.9   Charter Instruments, Other Agreements, etc.

            (a) Charter Instruments. Neither the Company, the Guarantor nor any subsidiary is in violation in any respect of any term of any partnership agreement, charter instrument or bylaw, as the case may be.

            (b) Agreements Relating to Debt. Neither the Guarantor nor any Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound relating to, or providing the terms of, any Debt specified in Part 3.2(b) of Annex 3 hereto.

            (c) Other Agreements. The Company is not a party to any agreement or other instrument other than the Financing Documents. Neither the Guarantor nor any Subsidiary is in violation of any provision of, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound (other than the agreements and other instruments specified in clause (b) of this
      Section 3.9).

      3.10  Restrictions on Company, Guarantor and other Subsidiaries.

      Neither the Company, the Guarantor nor any other Subsidiary:

            (a) is a party to any contract or agreement, or subject to any charter or other restriction that (in the aggregate for all such contracts, agreements and restrictions) could reasonably be expected to have a Material Adverse Effect; or

            (b) is a party to any contract or agreement that restricts the right or ability of such Person to incur Debt, other than this Agreement and the agreements listed in Part 3.10(b) of Annex 3 hereto, none of which restricts the issuance and sale of the Notes, the performance by the Company of its obligations under this Agreement or under the Notes or the performance by the Guarantor of its obligations under this Agreement, including the Unconditional Guaranty.

      3.11  Compliance with Law.

      Neither the company, the Guarantor nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for violations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.12  ERISA.

            (a) Relationship of Vested Benefits to Pension Plan Assets. The present value of all benefits; determined as of the most recent valuation date for such benefits as provided in Section 6.7 hereof, vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of such date as provided in Section 6.7 hereof.

            (b) ERISA Requirements. Each of the Guarantor and the ERISA Affiliates,

                (i) has  fulfilled  all  obligations  under the minimum  funding standards of ERISA and the IRC with respect to each Pension Plan,

                (ii) is in  compliance  in all material  respects with all other applicable provisions of ERISA and the IRC with respect to each Pension Plan, and

                (iii) has not incurred any liability  under Title IV of ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid) with respect to any Pension Plan or any trust established thereunder.

      No Pension Plan, or trust created thereunder, has incurred any accumulated funding deficiency (as such term is defined in section 302 of ERISA), whether or not waived, as of the last day of the most recently ended plan year of such Pension Plan.

            (c) Prohibited Transactions.

                (i) The  issuance  and sale by the  company  of the Notes to you will not constitute a "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) that could subject any Person to the penalty or tax on prohibited transactions imposed by section 502 of ERISA or section 4975 of the IRC, and none of the company, the Guarantor or any ERISA Affiliate, nor any "employee benefit plan" (as such term is hereinafter defined) of the Company, the Guarantor, or any ERISA Affiliate or any trust created thereunder or any trustee or administrator thereof, has engaged in any "prohibited transaction" that could subject any such Person, or any other party dealing with such employee benefit plan or trust, to such penalty or tax. The representation by the Company and the Guarantor in the preceding sentence is made in reliance upon and subject to the accuracy of the representations in Section 1.3(b) hereof as to the source of funds used by you.

                (ii)  Part  3.12 of Annex 3 hereto  completely  lists  all ERISA
            Affiliates and all employee benefit plans with respect to which the Guarantor or any "affiliate" (as such term is hereinafter defined) of the Guarantor is a "party-in-interest" (as such term is hereinafter defined) or in respect of which the notes could constitute an "employer security" (as such term is hereinafter defined).


      As used in this Section 3.12(c), the terms "employee benefit plan" and "party-in-interest" have the meanings specified in section 3 of ERISA and "affiliate" and "employer security" have the meanings specified in section 407(d) of ERISA.

            (d) Reportable Events. No Pension Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in section 4043 of ERISA), with respect to any Pension Plan or trust created thereunder, which reportable event or events will or could result in the termination of such Pension Plan and give rise to a liability of the Guarantor, or any ERISA Affiliate, in respect thereof.

            (e)  Multiemployer  Plans.  Neither  the  Guarantor  nor  any  ERISA
      Affiliate is, nor has any of them ever been, an employer required to contribute to any Multiemployer Plan.

            (f) Multiple Employer Pension Plans. Neither the Guarantor nor any ERISA Affiliate is, nor has any of them ever been, a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiple Employer Pension Plan.

      3.13  Environmental Protection Laws.

            (a) Compliance. Each of the Company, the Guarantor and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, except where any failures to comply with such Environmental Protection Laws, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

            (b) Liability. Neither the Company, the Guarantor nor any Subsidiary is subject to any liability under any Environmental Protection Laws, except such liabilities, in the aggregate for all such liabilities, as could not reasonably be expected to have a Material Adverse Effect.

            (c) Notices. Neither the Company, the Guarantor nor any Subsidiary has received any:


                (i) notice from any  Governmental  Authority by which any of its present or previously-owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law.


                (ii) notice of any Lien arising under or in connection  with any
            Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased Properties; or


                (iii) communication, written or oral, from any Governmental Authority concerning any action or omission by the Company, the Guarantor or such Subsidiary in connection with its ownership or leasing of any Property resulting in the release of any Hazardous Substance or resulting in any violation of any Environmental Protection Law.

      3.14  Transactions are Legal and Authorized; Obligations are Enforceable.

            (a) Transactions are Legal and Authorized. Each of the issuance, sale and delivery of Notes by the Company, the execution and delivery by the Company and the Guarantor of this Agreement, the Indenture and the other Financing Documents to which each is a party, and compliance by the Company and the Guarantor with all of the provisions of this Agreement, the Indenture and the other Financing Documents to which each is a party, and, when issued, each of the Notes:

                (i) is within the power of the Company and the Guarantor; and

                (ii) is legal and does not conflict  with,  result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company (other than Liens in favor or the Security Trustee), the Guarantor or any Subsidiary under the provisions of, any partnership agreement, charter instrument, bylaw or other agreement to which any such Person is a party or by which any such Person or any of such Person's Properties may be bound.

            (b) Obligations are Enforceable.

                (i) This Agreement, the Indenture and the other Financing Documents have been duly authorized by all necessary partnership or corporate action, as the case may be, on the part of the Company and the Guarantor, have been duly executed and delivered by the General Partner, on behalf of the Company, and one or more duly authorized officers of the Guarantor, and each constitutes a legal, valid and binding obligation of the Company or the Guarantor, as the case may be, enforceable in accordance with its respective terms, and

                (ii) the Notes have been duly authorized and, when issued,  will have been duly executed and delivered by the General Partner, on behalf of the Company, and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

      3.15  Governmental Consent; Certain Laws.

            (a) Governmental Consent. Neither the nature of the Company, the Guarantor or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company, the Guarantor or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the company, the Guarantor or any subsidiary as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

            (b) Certain Laws. Neither the Company, the Guarantor nor any Subsidiary is subject to regulation under, or otherwise required to comply with any filing, registration or notice provisions of, (i) the Investment Company Act of 1940, as amended or (ii) the Public Utility Holding Company Act of 1935, as amended.

      3.16  Private Offering of Notes.

      Neither the Company, the Guarantor, any Subsidiary nor Banc One Capital Corporation (the only Person authorized or employed by the Company or the Guarantor as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, other than employees of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than thirty-three (33) other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment.

      3.17  No Defaults; Transactions Prior to Facility Closing Date, etc.

            (a) No event has occurred and no condition exists that, upon the execution and delivery of this Agreement or the issuance of any Notes, would constitute a Default or an Event of Default.

            (b) Neither the Guarantor nor any Subsidiary has entered into any transaction during the period beginning on July 1, 1994 and ending on the Initial Closing Date that would have been prohibited by Section 6.9 hereof through Section 6.14 hereof, inclusive, had such Sections applied during such period.

      3.18  Use of Proceeds of Notes.

            (a) Use of Proceeds. The Company will use the proceeds from the sale of the Notes in accordance with Section 2.1.

            (b) Margin Securities. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The obligations of the Company and the Guarantor under this Agreement and the Notes are not and will not be directly or indirectly secured (within the meaning of such Regulation G) by any Margin Security, and no Notes are being sold on the basis of any such collateral.

            (c) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

      3.19  Capitalization.

      Part  3.19 of Annex 3 hereto  correctly  lists  the  General  Partner  and
Limited   Partner  and  their   respective   ownership   interests   and  equity
contributions.

      3.20  Solvency.

      The fair value of the business and assets of each of the Company and the Guarantor is in excess of the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both prior to and after giving effect to the transactions contemplated by this Agreement and the Notes. After giving effect to the transactions contemplated by this Agreement and the Notes, neither the Company nor the Guarantor will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small capital, and neither the company nor the Guarantor has or had any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the Initial Closing Date or the Second Closing Date, indebted or to incur debts that would be beyond its ability to pay as such debts mature.

4.    CLOSING CONDITIONS

      4.1 Initial Closing Conditions. Your obligations to purchase and pay for the initial Notes to be delivered to you at the Initial Closing are subject to satisfaction of the following conditions precedent:

            (a) Collateral Documents. On the Initial Closing Date, each of the following documents (collectively called the "Collateral Documents") shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect, and no default shall exist thereunder, and the Security Trustee shall have received a fully executed copy thereof:

                (i) the Indenture, in the form of Exhibit A hereto;

                (ii) the Deeds of Trust  and the  Framingham  Mortgage,  each in
            substantially   the  form  of  Exhibit  C  and   Exhibit  D  hereto,
            respectively; and

                (iii) the Assignments of Leases and Rents, each in substantially the form of Exhibit E hereto.

      The Collateral Documents and any financing statements under the Uniform Commercial Code executed in connection therewith shall have been recorded, registered and filed, if necessary, in such manner as to enable the opinions referred to in Section 4.1(g) to be rendered by the Persons specified thereby.

            (b) Leases. On or prior to the Initial Closing Date, each of the Leases shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect, and no default shall exist thereunder, and the Security Trustee shall have received a fully executed copy thereof.

            (c) Taxes; Other Charges. All taxes, fees and other charges incurred in connection with the execution, delivery, recording, filing and registration of this Agreement, the Indenture, the Notes and the Collateral Documents shall have been paid.

            (d) Status of Title. On the Initial Closing Date, the Company shall have a good and marketable fee estate and each of the Mortgaged Properties, subject only to the Permitted Exceptions.

            (e) Mortgage Title Insurance. The Security Trustee shall have received a policy of mortgagee title insurance acceptable to you, or commitments therefor, with respect to each of the Mortgaged  Properties,  each of which polices shall
      (i) insure that the Company is the owner of the subject Mortgaged Property, (ii) insure that the subject Mortgage constitutes a first lien on the Mortgaged Property covered thereby, subject only to Permitted Exceptions, (iii) be satisfactory in form and substance to you and your special counsel, (iv) be in an amount not less than the amount set forth on Part 4.1(e) of Annex 3 hereto with respect to such Mortgaged Property,
      (v) be issued by a title insurance company which is satisfactory to you and (vi) contain such further endorsements and affirmative coverage as you may reasonably request and as are available (including, without limitation, the deletion of all exceptions to coverage in respect of survey disclosures, mechanic's liens, creditor rights, parties in possession and taxes). All premiums in respect of such title insurance policies shall have been paid in full and evidence thereof shall have been delivered to you.

            (f) Survey. You shall have received a copy of a survey of each of the Mortgaged Properties, each of which surveys shall be satisfactory in scope, detail, form and substance to you and your special counsel.

            (g) Opinions of Counsel.

      You shall have received from

                (i) John Witten, Esq, counsel for the Company,

                (ii) Jerry Williams, General Counsel of the Guarantor,

                (iii) Hebb & Gitlin, a Professional Corporation, your special counsel,

                (iv) Bingham, Dana & Gould, local Massachusetts counsel to the Guarantor, and

                (v) Long, Ragsdale and Waters, P.C., local Tennessee counsel to the Guarantor,

      closing opinions, each dated as of the Initial Closing Date, substantially in the respective forms set forth in Exhibit F-1, Exhibit F-2, Exhibit F-3, Exhibit F-4 and Exhibit F-5 hereto and as to such other matters as each of you may reasonably request. This Section 4.1(g) shall constitute direction by the Company, the Guarantor and the Lessees to such counsel named in the foregoing clause (i), clause (ii), clause (iv) and clause (v) to deliver such closing opinion to you.

            (h) Warranties and Representations True.

      The warranties and representations contained in Section 3 hereof shall be true on the Initial Closing Date with the same effect as though made on and as of that date.

            (i) Material Adverse Change. No material adverse change in the financial condition, business, operations or Property of the Guarantor shall have occurred on or after the date of the last audited financial statements of the Guarantor and its consolidated subsidiaries. No material adverse change in the condition of the Mortgaged Properties or the Property of the Guarantor or the Subsidiaries shall have occurred on or after such date.

            (j) Officer's Certificates.

      You shall have received:

                (i) a certificate dated such Closing Date and signed by a Senior
            Officer  of  the   General   Partner  on  behalf  of  the   Company,
            substantially in the form of Exhibit G-1 hereto;

                (ii) a  certificate  dated  such  Closing  Date and  signed by a
            Senior Officer of the Guarantor, substantially in the form of Exhibit G-2 hereto;

                (iii) a  certificate  dated such  Closing Date and signed by the
            Secretary  or  an  Assistant   Secretary  of  the  General  Partner,
            substantially in the form of Exhibit H-1 hereto; and

                (iv) a  certificate  dated such  Closing  Date and signed by the
            Secretary or an Assistant Secretary of the Guarantor, substantially in the form of Exhibit H-2 hereto.

            (k) Good Standing Certificates.

      You shall have received certificates, dated on or immediately prior to the Initial Closing Date,

                (i) from the Secretary of State (or other appropriate  official)
            of the jurisdiction of organization or incorporation, as the case may be, of the Company, the General Partner, the Guarantor and the Lessees certifying as to the due organization, incorporation and good standing or existence, as the case may be, of the Company, the General Partner, the Guarantor and the Lessees;

                (ii) from the Secretary of State (or other appropriate official)
            of the states of North Carolina and Tennessee and the Commonwealth of Massachusetts certifying as to the due qualification (i) of the Company as a foreign limited partnership and (b) the General Partner as a foreign corporation, in such jurisdictions.

            (l) Legality.

            The Notes to be acquired by you on the initial Closing Date shall, on the Initial Closing Date, qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject you to any penalty or other onerous condition contained in or pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

            (m) Governmental Approvals. On the Initial Closing Date, all necessary approvals, authorizations and consents, if any, required of all governmental bodies (including courts) having jurisdiction with respect to the Mortgaged Properties, the Company, the Guarantor or the transactions herein contemplated shall have been obtained.


            (n) Environmental Assessment. A Phase 1 Environmental Assessment of each of the Mortgaged Properties shall have been performed and you shall have received a Phase 1 Environmental Report relating thereto, and such assessment and such report shall be satisfactory in all respects to you and your special counsel.

            (o) Private Placement Number.

            The Company shall have obtained or caused to be obtained private placement numbers for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc. and you shall have been informed of such private placement numbers.

            (p) Equity Investment.

            You should have received evidence satisfactory to you that the Company has received, as its initial capital, cash in an amount not less than Seven Hundred Ninety-Five Thousand Dollars ($795,000), in the aggregate, from the General Partner and the Limited Partner.

            (q) Interest Escrow

            The Company shall have arranged for the deposit with the Security Trustee (from the proceeds of the Initial Notes) of the Interest Deposit Amount with respect to the Initial Notes.

            (r) Letter from Banc One Capital Corporation

            Banc One Capital Corporation shall have delivered to you and your special counsel a letter describing the manner of the offering of the Notes, in form and substance satisfactory to you and your special counsel.

            (s) Expenses.

            All fees and disbursements required to be paid pursuant to Section 1.5(b) hereof shall have been paid in full.

            (t) Compliance with this Agreement.

            Each of the Company and the Guarantor shall have performed and complied with all agreements and conditions contained herein and in the Indenture that are required to be performed or complied with by the Company and the Guarantor on or prior to the Initial Closing Date, and such performance and compliance shall remain in effect on the Initial Closing Date.

            (u) Proceedings Satisfactory.

            All proceedings taken in connection with the issuance and sale of the Initial Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received, in a timely manner, copies of such documents and papers as you or they may request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

      4.2 Second Closing Conditions. Your obligation to purchase and pay for the Second Notes at the Second Closing is subject to, in addition to the conditions set forth in Section 4.1, the timely receipt of the Purchase Request and satisfaction of the following conditions precedent:

            (a) Opinions of Counsel.

         You shall have received from

                (i) John  Witten,  Esq,  Corporate  Counsel for Banc One Capital
            Partner,

                (ii) Jerry Williams, Esq, General Counsel of the Guarantor, and

                (iii) Hebb & Gitlin,  a Professional  Corporation,  your special counsel,

      closing opinions, each dated as of the Second Closing Date, updating the legal opinions delivered on the Initial Closing Date and acceptable to you in form and substance. This Section 4.2(a) shall constitute direction by the Company and the Guarantor to such counsel named in the foregoing clause (i) and clause (ii) to deliver such closing opinion to you.

            (b) Warranties and Representations True.

            The warranties and representations contained in Section 3 hereof shall be true on the Second Closing Date with the same effect as though made on and as of the Second Closing Date and no Default or Event of Default shall exist.

            (c) Material Adverse Change. No material adverse change in the financial condition, business, operations or Property of the Guarantor shall have occurred on or after the Initial Closing Date. No material adverse change in the condition of the Mortgaged Properties shall have occurred on or after such date.

            (d) Officer's Certificate.

            You shall have received a certificate dated the Second Closing Date and signed by a Senior Officer of the General Partner on behalf of the Company, substantially in the form of Exhibit I hereto.

            (e) Legality.

            The Notes to be acquired by you on the Second Closing Date shall, on such Closing Date, qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject you to any penalty or other onerous condition contained in or pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

            (f) Interest Escrow

            The Company shall have arranged for the deposit with the Security Trustee (from the proceeds of the Second Notes) of the Interest Deposit Amount with respect to the Second Notes.

            (g) Expenses.

            All fees and disbursements required to be paid pursuant to Section 1.5(b) hereof shall have been paid in full.

            (h) No Change in Control.

            You shall have received satisfactory evidence that no Change in Control or Control Event shall have occurred at any time subsequent to the Initial Closing Date.

         (i)      Proceedings Satisfactory.

            All proceedings taken in connection with the issuance and sale of the Second Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received, in a timely manner, copies of such documents and papers as you or they may request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

5.    GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

      5.1   Guarantied Obligations

      The Guarantor, in consideration of the execution and delivery of this Agreement and the purchase of the Notes by the Purchaser, hereby irrevocably, unconditionally and absolutely guarantees to each holder of Notes, as and for the Guarantor's own debt, until final and indefeasible payment has been made:

            (a) the due and punctual payment by the Company of

                (i) the principal of, and interest,  and the  Make-Whole  Amount
            (if any) on, the Series A Notes at any time outstanding,

                (ii) the principal of, and interest,  and the Make-Whole  Amount
            (if any) on, the Series B Notes at any time outstanding, and

                (iii) the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the holders of the Notes under this Agreement, the Indenture, the Notes and any other Financing Document,

      in each case, when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantor that the guaranty set forth in this Section 5 (the "Unconditional Guaranty") shall be a continuing guaranty of payment and not a guaranty of collection; and

            (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in this Agreement, the Indenture, the Notes and the other Financing Documents.

All of the  obligations  set forth in subsection  (a) and subsection (b) of this
Section 5.1 are referred to herein as the "Guarantied Obligations."

      5.2   Performance Under This Agreement.

      In the event the Company fails to pay, perform, keep, observe, or fulfill any Guarantied Obligation in the manner provided in this Agreement, the Indenture, the Notes or in the other Financing Documents, the Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement, the Indenture, the Notes and the other Financing Documents. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the manner and subject to the limitations provided herein for the acceleration of the Notes, forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

      5.3   Primary Obligation.

      The Unconditional Guaranty is a primary, original and immediate obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment of the Guarantied Obligations.

      5.4   Actions Affecting the Guarantor.

      The Guarantor consents and agrees that, without notice to or by the Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

            (a) compromise or settle or discharge the performance of, or refuse to (or otherwise not) enforce, or (by action or inaction) release all or any one or more parties to, any one or more of the Notes, this Agreement, the Indenture, or the other Financing Documents:

            (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

            (c) grant waivers, extensions, consents and other indulgences to the Company or any other guarantor in respect of any one or more of the Notes, this Agreement, the Indenture or any other Financing Document;

            (d) amend, modify or supplement any one or more of the Notes, this Agreement or the Indenture, in accordance with Section 9.5 hereof or
      Section 12.2 of the Indenture;

            (e) amend, modify or supplement any other Financing Document, in a way which does not materially increase the obligations of the Company thereunder;

            (f) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

            (g) sell, exchange, release, surrender or enforce, by action or inaction, any Property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by such Guarantor or another guarantor of the Company's obligations under this Agreement, the Indenture, the Notes or any other Financing Document.

      5.5   Waivers.

      To the fullest extent permitted by law, the Guarantor does hereby waive:

            (a) any notice of

                (i) acceptance of the Unconditional Guaranty;

                (ii) any  purchase  of the Notes  under  this  Agreement  or the
            Indenture, or the creation, existence or acquisition of any of the Guarantied Obligations, or the amount of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations owing to such holder of Notes at any reasonable time;

                (iii) adverse  change in the financial  condition of the Company or any other fact that might increase, expand or affect the Guarantor's risk hereunder

                (iv) presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument; and

                (v) any kind or nature  whatsoever to which the Guarantor  might otherwise be entitled (except notices of default and any notice or demand which is specifically required to be given to such Guarantor pursuant to the terms of this Agreement);

            (b) the right by statute or otherwise to require any holder of Notes to institute suit against the Company or any other guarantor or to exhaust the rights and remedies of any holder of Notes against the Company or any other guarantor, the Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the holders of Notes by the Guarantor;

            (c) the benefit of any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of the Guarantor made under any judgment, order or decree based on this Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law;

            (d) any defense of objection to the absolute, primary, continuing nature, or the validity, enforceability or amount, of the Unconditional Guaranty, including, without limitation, any defense based on (and the primary, continuing nature, and the validity, enforceability and amount, of the Unconditional Guaranty shall be unaffected by), any of the following,

                (i) any change in future conditions

                (ii) any change of law,

                (iii) any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, this Agreement, the Indenture, the Notes or any other Financing Document) by the Company or any other Person,

                (iv) the  execution  and  delivery of any  agreement at any time hereafter (including, without limitation, this Agreement, the Indenture, the Notes or any other Financing Document) of the Company or any other Person,

                (v) the genuineness,  validity,  regularity or enforceability of any of the Guarantied Obligations


                (vi) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company or the Guarantor,

                (vii) any creditors' rights,  bankruptcy,  receivership or other insolvency proceeding of the Company or the Guarantor, or sequestration or seizure of any Property of the Company or the Guarantor, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or the Guarantor,

                (viii) any  disability  or other  defense of the  Company or the
            Guarantor to payment and performance of all Guarantied Obligations other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid,

                (ix) the cessation from any cause whatsoever of the liability of the Company or the Guarantor in respect of the Guarantied Obligation, and any other defense that the Guarantor may otherwise have against the Company or any holder of Notes,

                (x) impossibility or illegality of performance on the part of the Company or the Guarantor under this Agreement, the Indenture, the Notes or any other Financing Document,

                (xi)  any  change  of  the  circumstances  of the  Company,  the
            Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or the Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or the Guarantor and whether or not of the kind hereinbefore specified,

                (xii) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminuation at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid incurred by or against any Person, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement, the Indenture, the Notes or any other Financing Document that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided,

                (xiii) any change in the  ownership of the equity  securities of the Company or the Guarantor,

                (xiv) the lack of due  diligence  by the holders of the Notes in the collection, protection or realization upon any collateral securing the Notes (including, without limitation any rights of the Guarantor under North Carolina General Statute ss. 26-7), or

                (xv) any other  action,  happening,  event or reason  whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or the Guarantor of any of its obligations under this Agreement, the Indenture, the Notes or any other Financing Document.

      5.6   Certain Waivers of Subrogation, Reimbursement and Indemnity.

      The Guarantor hereby acknowledges and agrees that until such time as the Guarantied Obligations have been finally and indefeasibly paid, the Guarantor shall not have any right of subrogation, reimbursement, or indemnity whatsoever in respect of the Guarantied Obligations, and no right of recourse to or with respect to any assets or Property of the Company. Nothing shall discharge or satisfy the obligations of the Guarantor hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations.

      5.7   Invalid Payments.

      The Guarantor further agrees that, to the extent the Company makes a payment or payments to any holder of a Note or Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and the Guarantor shall be primarily liable for such obligation.

      5.8   Marshaling.

      The Guarantor consents and agrees that each holder of Notes, and each Person acting for the benefit of each holder of Notes, shall be under no obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guarantied Obligations.

      5.9   Subordination.

      In the event that, for any reason whatsoever, the Company is now or hereafter becomes indebted to the Guarantor in respect of any Indebtedness, the Guarantor agrees that the amount of such Indebtedness, interest thereon, and all other amounts due with respect thereto, shall, at all times during the existence of an Event of Default, be subordinate as to time of payment and in all other respects to all the Guarantied Obligations, and that the Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the holders of Notes in respect of the Guarantied Obligations shall have been paid in full, except that such Guarantor may enforce any obligations in respect of any such Indebtedness owing to the Guarantor from the Company so long as all proceeds in respect of any recovery from such enforcement shall be held by the Guarantor in trust for the benefit of the holders of the Notes. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to the Guarantor by the Company on any such Indebtedness during any time that an Event of Default exists and there are Guarantied Obligations outstanding, the Guarantor shall hold in trust all such payments for the benefit of the holders of Notes.

      5.10  Setoff, Counterclaim or Other Deductions.

      Except as otherwise required by law, each payment by the guarantor shall be made without setoff, counterclaim or other deduction.

      5.11  No Election of Remedies by Noteholders.

      Each holder of Notes shall, individually or collectively, have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantied Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company or the Guarantor under any document or instrument evidencing obligations of the Company or the Guarantor to such holder of Notes shall serve to diminish the liability of any Guarantor under this Agreement (including, without limitation, this Section 5), except to the extent that such holder of Notes finally and unconditionally shall have realized payment by such action or proceeding.

      5.12  Separate Action; Other Enforcement Rights.

            (a) Subject to Section 8.2 of the Indenture, each of the rights and remedies granted under this Section 5 to each holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.

            (b) Each holder of Notes may proceed, as provided in Section 5.12(a), to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained therein (including, without limitation, in this Section 5) or in execution of aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

      5.13  Noteholder Setoff.

      Each holder of Notes shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against any and all credits and any and all other Property of the Guarantor, now or at any time whatsoever with, or in the possession of, such holder, or anyone acting for such holder, to ensure the full performance of any and all obligations of the Guarantor hereunder.

      5.14  Delay or Omission; No Waiver.

      No course of dealing on the part of any holder of Notes and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Section 5) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.

      5.15  Restoration of Rights and Remedies.

      If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such holder of Notes, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, the Company and the Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such holders of Notes shall continue as though no such proceeding had been instituted.

      5.16  Cumulative Remedies.

      No remedy under this Agreement (including, without limitation, this Section 5), the Indenture, the Notes or any other Financing Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement (including, without limitation, this Section 5), the Indenture or pursuant to the Notes.

      5.17  Execution and Delivery of Notes by Guarantor.

      The Guarantor shall, upon the issuance of any new Notes by the Company pursuant to Section 2.7 of the Indenture, cause the confirmation of the Unconditional Guaranty provided for thereon to be duly executed. The failure of the Guarantor to execute and deliver the confirmation as required herein shall not relieve the Guarantor of its Unconditional Guaranty with respect to such Note.

      5.18  Survival.

      So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantor under this Section 5 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

6.    COVENANTS OF THE GUARANTOR

      The Guarantor covenants that on and after the Initial Closing Date and so long as any of the Notes shall be outstanding:

      6.1   Payment of Taxes and Claims.

      The Guarantor will pay, and will cause each Restricted Subsidiary to pay, before they become delinquent:

            (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

            (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, that items of the foregoing description need not be paid

                (i) while being actively contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                (ii) so long as the title of the  Company  to,  and its right to use, such Property, is not materially adversely affected thereby.

      6.2   Maintenance of Properties; Corporate Existence; etc.

      The Guarantor will, and will cause each Restricted Subsidiary to:

            (a) Property - maintain its Property in good condition and working order, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

            (b) Insurance - maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in accordance with sound business practices in the case of corporations of established reputations engaged in the same or a similar business and similarly situated; from and after January 1, 1996 all such insurance shall be placed with insurers accorded a rating by A.M. Best Company of "A" or better and a size rating of "X" or better (or comparable ratings by a comparable rating agency). For purposes of this Section 6.2 and the other Financing Documents, an insurer shall be considered to have satisfied the aforesaid rating and size requirements with respect to any policy to the extent that it has ceded liability under such policy to a reinsurer which satisfies such rating and size requirements pursuant to a reinsurance agreement acceptable to you in all respects, and a cut-through agreement (acceptable to you in all respects) is in effect with respect to such reinsurance agreement.

            (c) Financial Records - keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

            (d) Corporate Existence and Rights - do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, as the case may be, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

            (e) Compliance with Law - not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Guarantor and the Restricted Subsidiaries to conduct in the future the business it conducts at the time of such violation or failure to obtain.

      6.3   Maintenance of Office.

      The Guarantor will maintain an office at the address of the Guarantor set forth in Section 9.1 hereof where notices, presentations and demands in respect of this Agreement may be made upon the Guarantor. Such office will be maintained at such address until such time as the Guarantor shall notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

      6.4   Line of Business.

      The Guarantor will not, and will not permit any Restricted Subsidiary to, engage in any business if, after giving effect thereto, the general nature of the businesses of the Guarantor and the Restricted Subsidiaries, taken as a whole, would no longer be substantially the same as the businesses described in the Placement Memorandum. The guarantor shall manage and operate such businesses in substantially the same manner that they are managed and operated as of the Initial Closing Date.

      6.5   Transactions with Affiliates.

      The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except transactions (a) having terms no less favorable to the Guarantor or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (b) approved by a majority of the Guarantor's directors, including a majority of the independent and disinterested directors.

      6.6   Private Offering.

      The Guarantor will not, and will not permit any Person acting on its behalf to, offer the Notes or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

      6.7   Pension Plans.

            (a) Compliance. The Guarantor will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA and the IRC.

            (b) Relationship of Vested Benefits to Pension Plan Assets. The Guarantor will not at any time permit the present value of all employee benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 6.7(c).

            (c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Guarantor and will comply with all requirements of law.

            (d) Prohibited Actions. The Guarantor will not, and will not permit any ERISA Affiliate to:

                (i) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the IRC) that would result in the imposition of a material tax or penalty;

                (ii) incur with  respect to any  Pension  Plan any  "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived:

                (iii) terminate any Pension Plan in a manner that could result in the imposition of a Lien on the Property of the Guarantor or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                (iv) fail to make any payment  required by section 515 of ERISA;
            or

                (v) at any time be an "employer"  (as defined in section 3(5) of
            ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as defined in section 4001 of ERISA) required to contribute to any Multiple Employer Pension Plan if, at such time, it could reasonably be expected that the Guarantor or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan or Multiple Employer Pension Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Guarantor or any Subsidiary under any one or more Multiemployer Plans or Multiple Employer Pension Plans, could reasonably be expected to have a Material Adverse Effect.

      6.8   Pro-Rata Offers.

      The Guarantor will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless the Guarantor or such Subsidiary or Affiliate shall have offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms.

      6.9   Fixed Charge Coverage.

      The Guarantor will not permit the ratio (as determined at the end of each fiscal quarter of the Guarantor) of Consolidated Income Available for Fixed Charges for the period of four (4) consecutive fiscal quarters of the Guarantor ended on such date to Consolidated Fixed Charges for such period to be less than
2.0 to 1.0.

      6.10  Maintenance of Consolidated Net Worth.

      The Guarantor shall at all times maintain Consolidated Adjusted Net Worth of not less than Sixty-Five Million Dollars ($65,000,000).

      6.11  Debt Restrictions.

            (a) Consolidated Total Debt. The Guarantor will not at any time permit Consolidated Total Debt to exceed fifty-five percent (55%) of Consolidated Total Capitalization.

            (b)  Restricted  Subsidiary  Debt;  Capital Lease  Obligations.  The
      Guarantor will not at any time permit the sum of (i) Total Restricted Subsidiary Debt plus, without duplication, (ii) Capitalized Lease Obligations, to exceed ten percent (10%) of Consolidated Adjusted Net Worth.

            (c) Limitation on AFC Debt. The Guarantor will not at any time permit the ratio of Total AFC Debt to AFC Net Worth to be more than 5.0 to 1.0.

            (d) Limitation on AFC Advance Loan Ratio. The Guarantor will not at any time permit the Aggregate outstanding amount of AFC Advances to exceed the lesser of

      (i) eighty-five percent (85%) of AFC Eligible  Receivables at such time or
      (ii) the aggregate amount of AFC Eligible Receivables multiplied by the advance rate allowed with respect to AFC Eligible Receivables under AFC's primary line of credit at such time.

      6.12  Transfers of Property; Subsidiary Stock.

            (a) Transfers of Property. The Guarantor will not, nor will it permit any Restricted Subsidiary to, sell (including, without limitation, any sale and subsequent leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of (individually, a "Transfer", and collectively "Transfers") any Property of the Guarantor or any Restricted Subsidiary (including, without limitation, Subsidiary Stock), except:

                (i) Transfers of inventory and of obsolete or worn out Property, in each case in the ordinary course of business of the Guarantor or such Restricted Subsidiary;

                (ii) Transfers  from the Guarantor to a Wholly-Owned  Restricted
            Subsidiary;

                (iii) Transfers from a Restricted Subsidiary to the Guarantor or another Restricted Subsidiary;

                (iv) Transfers of Subsidiary Stock permitted pursuant to the provisions of Section 6.12(b); and

                (v) a Transfer of Property to a Person  other than an  Affiliate for cash consideration which Transfer is deemed, in the good faith opinion of the Board of Directors (or management of the Company in the case of a sale involving assets having an aggregate book value of less than Two Million Five Hundred Thousand Dollars ($2,500,000)), to be for the Fair Market Value of such Property and in the best interests of the Guarantor and provided that each of the following conditions is satisfied with respect to such Transfer:

                     (A) the sum of

                         (1) the current book value of such Property, plus

                         (2) the aggregate book value of each other item of Property of the Guarantor and its Restricted Subsidiaries transferred (other than in Transfers referred to in the foregoing clause (i), clause (ii) or clause (iii) or Transfers referred to in clause (i), clause (ii) or clause (iii) of Section 6.12(b)) during the three hundred sixty-five (365) day period ended as of the date of such Transfer, would not exceed ten percent (10%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal quarter of the Guarantor prior to such Transfer, and

                     (B) immediately  before and after the  consummation of such
                Transfer, and after giving effect thereto, no Default or Event of Default would exist.

      Notwithstanding the foregoing, a Transfer of Property shall be deemed to be excluded from the foregoing provisions of this Section 6.12 (including any calculation made pursuant to Section 6.12(a)(v)(A)(2)) if such Transfer is to a Person other than an Affiliate for cash consideration which Transfer is deemed, in the good faith opinion of the Board of Directors (or management of the Company in the case of a sale involving assets having an aggregate book value of less than Two Million Five Hundred Thousand Dollars ($2,500,000)), to be for the Fair Market Value of such Property and in the best interests of the Company, and;

                (I) within one hundred  eighty  (180) days after such  Transfer, the entire proceeds of such Transfer (net of reasonable and ordinary transaction costs and expenses incurred in connection with such Transfer) are applied by the Guarantor or such Restricted Subsidiary to purchase new Property for use in the conduct of the business of the Guarantor or the Restricted Subsidiaries as such businesses were conducted on the Initial Closing Date; or

                (II) contemporaneously with such Transfer the entire proceeds of such Transfer are applied to the payment of Senior Funded Debt, provided that any prepayment of Senior Funded Debt under a facility or arrangement that permits the reborrowing of such Debt by the Guarantor or the Restricted Subsidiaries shall not be counted under this clause (II) unless the availability to reborrow such Debt is permanently reduced by an amount equal to the principal amount of such Senior Funded Debt repaid.

         (b) Transfers of Subsidiary Stock. The Guarantor will not, nor will it permit any Restricted Subsidiary to, transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (such stock, warrants, rights, options and other Securities herein called "Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                (i) the issuance by a Subsidiary of shares of its own Subsidiary
            Stock  to  either  the  Guarantor  or  a   Wholly-Owned   Restricted
            Subsidiary;

                (ii) Transfers by the Guarantor or a Subsidiary of shares of Subsidiary Stock to the Guarantor or to a Wholly-Owned Restricted Subsidiary;

                (iii) the  issuance by a  Subsidiary  of  directors'  qualifying shares; and

                (iv) the Transfer of all of the Subsidiary Stock of a Subsidiary
            owned by the Guarantor and the Subsidiaries if:

                     (A) such  Transfer  satisfies  all of the  requirements  of
                Section 6.12(a)(v) hereof;

                     (B) in connection with such Transfer the entire  Investment
                (whether represented by stock, Debt, claims or otherwise) of the Guarantor and the other Subsidiaries in such Subsidiary is Transferred to a Person other than the Guarantor or a Subsidiary not being simultaneously disposed of;

                     (C) the  Subsidiary  being  disposed  of has no  continuing
                Investment in any other Subsidiary not being simultaneously disposed of or in the Guarantor; and

                     (D) immediately  before and after the  consummation of such
                Transfer, and after giving effect thereto, no Default or Event of Default would exist.

For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such Subsidiary Stock.

      6.13  Restricted Payments.

      The Guarantor will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment unless, immediately after giving effect to such Restricted Payment,

            (a) the aggregate amount of all Restricted Payments declared, paid or made (as the case may be) since July 1, 1994 would not exceed the sum of

                (i) an amount equal to fifty percent (50%) of  Consolidated  Net
            Income for the cumulative period (treated as one fiscal period) from July 1, 1994 to the date of such Restricted Payment, plus

                (ii) the net cash proceeds from the sale of any capital stock of the Guarantor (or debt securities of the Guarantor that are subsequently converted or exchanged or such capital stock, at Fair Market Value, on a dollar for dollar basis) occurring after July 1, 1994; and

            (b) no Default or Event of Default exists or would exist.

      6.14  Merger and Consolidation.

      The Guarantor will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into, any other Person or permit any other Person to merge or consolidate with or into it (except that a Restricted Subsidiary may merge or consolidate into the Guarantor or another Restricted Subsidiary) provided that the foregoing restrictions shall not apply to the merger or consolidation of the Guarantor or a Restricted Subsidiary with or into another corporation, if:

            (a)  with  respect  to  a  merger  or  consolidation  involving  the
      Guarantor:

                (i)  the   corporation   which   results  from  such  merger  or
            consolidation (the "Surviving Corporation") is solvent and is organized under the laws of the United States of America or any state thereof;

                (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement, the Indenture and the other Financing Documents to be performed or observed by the Company, are expressly guaranteed by the Surviving Corporation pursuant to a guaranty agreement in substantially the form of the Unconditional Guaranty and approved by the Required Holders, and the Guarantor causes to be delivered to each holder of Notes an opinion of independent counsel, in form, scope and substance satisfactory to the Required Holders, to the effect that such guaranty agreement is enforceable in accordance with its terms; and

                (iii) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist;

            (b) with respect to a merger or consolidation involving a Restricted
      Subsidiary:


                (i) the Surviving  Corporation is solvent and is organized under the laws of the United States of America or any state thereof;

                (ii) such merger or  consolidation is undertaken for the primary purpose of providing the Guarantor with the means to acquire (through a Restricted Subsidiary) an automobile auction business;

                (iii) all of the Capital Stock of the Surviving  Corporation  is
            owned directly or indirectly by the Guarantor; and

                (iv) immediately after the consummation of the transaction,  and after giving effect thereto, no Default or Event of Default would exist.

7.    INFORMATION AS TO THE GUARANTOR

      7.1   Financial and Business Information.

      The  Guarantor  will deliver to the  Purchaser and to each other holder of
Notes:

            (a) Quarterly Statements--as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), and in any event within sixty (60) days thereafter, duplicate copies of

                (i) a  consolidated  balance  sheet  of the  Guarantor  and  its consolidated Subsidiaries as at the end of such quarter, and

                (ii) consolidated statements of operations,  shareholders equity and cash flows of the Guarantor and its consolidated Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 7.2 hereof;

            (b) Annual Statements -- as soon as practicable after the end of each fiscal year of the Guarantor, and in any event within one hundred twenty (120) days thereafter, duplicate copies of

                (i) consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such year, and

                (ii)  consolidated   statements  of  operations,   shareholders'
            equity, and cash flows of the Guarantor and its consolidated Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by

                     (A) an opinion of independent  certified public accountants of recognized national standing, which opinion shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Guarantor or a Subsidiary to continue as a going concern), state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

                     (B) a certification by a Senior Financial Officer that such consolidated financial statements are complete and correct, and

                     (C) the  certificates  required  by Section 7.2 and Section
                7.3 hereof;

            (c) Audit Reports -- promptly upon receipt thereof, a copy of each other report submitted to the Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Guarantor or any Subsidiary;

            (d) SEC and Other Reports -- within fifteen (15) days of their becoming available, one copy, without duplication, of (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report (including, without limitation, each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each Current Report on Form 8-K), each registration statement (other than registration statements on Form S-8) which shall have become effective (without exhibits except as expressly requested by a holder of Notes), and each final prospectus, and all amendments to any of the foregoing, filed by the Guarantor or any Subsidiary with, or received by, such Person in connection therewith from, the Securities and Exchange Commission or any successor agency;

            (e) ERISA --

                (i) immediately upon becoming aware of the occurrence of any

                     (A) "reportable  event" (as such term is defined in section
                4043 of ERISA), or

                     (B) "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC),

            in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Guarantor is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto; and

                (ii)  prompt  written  notice  of  and,  where   applicable,   a
            description of

                     (A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                     (B) any distress  termination  notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                     (C)   the   placement   of  any   Multiemployer   Plan   in
                reorganization status under Title IV of ERISA,

                     (D) any  Multiemployer  Plan becoming  "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA,

                     (E) the whole or partial withdrawal of the Guarantor or any
                ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

                     (F) any material increase in contingent  liabilities of the
                Guarantor or any Subsidiary in respect of any post-retirement employee welfare benefits.

            (f) Actions, Proceedings -- promptly after the commencement thereof, written notice of any action or proceeding relating to the Guarantor or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect;

            (g) Notice of Default or Event of Default -- promptly upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Guarantor is taking or proposes to take with respect thereto;


            (h) Notice of Claimed Default -- promptly upon becoming aware that the holder of any Note, or of any Debt or other Security of the Guarantor or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Guarantor is taking or proposes to take with respect thereto;

            (i) Notice of Control Event -- promptly (and in any event with three
      (3) Business Days) upon becoming aware of any Control Event or Change of Control, written notice thereof to the Company and to each holder of Notes.

            (j) Information Furnished to Other Creditors -- promptly after any request therefor, copies of any statement, report or certificate furnished to any holder of Debt or the Guarantor or any Subsidiary;

            (k) Rule 144A -- promptly after any request therefor, information requested to comply with 17 C.F.R. Section 230.144A, as amended from time to time;

            (l) Requested Information -- promptly after any request therefor, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation, data, information, agreements, instruments or documents relating to the business or financial operations or performance of the Guarantor or any Subsidiary and any financial statements prepared by the Guarantor (in addition to the financial statements specified in clause (a) and clause (b) of this
      Section 7.1), in each case which may be reasonably requested by any holder of Notes; and

            (m) Banking Relationship with Security Trustee -- promptly (and in any event within three (3) Business Days) upon the establishment of any lending relationship between any one or more of the Guarantor and its Subsidiaries on the one hand and PNC Bank, Kentucky, Inc., or any of its subsidiaries or affiliates, on the other hand, a written notice describing such relationship.

      7.2   Officer's Certificates.

      Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations, and, if any Unrestricted Subsidiaries shall exist as such during the period covered by any such financial statement, such calculations shall include, without limitation, adjusting calculations and entries which shall consist of, among other things, adjusting calculations on (x) a consolidated basis for the Guarantor and the Restricted Subsidiaries, (y) a consolidated basis for the Unrestricted Subsidiaries and (z) on a separate basis for AFC) required in order to establish whether the Guarantor was in compliance with the requirements of Section
      6.9 through Section 6.14 hereof, inclusive, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence).

            (b) Event of Default -- a statement that the signers have reviewed the relevant terms hereof and have made, or cause to be made, under their supervision, a review of the transactions and conditions of the Guarantor and the Subsidiaries from the beginning of the accounting period covered by the income statement being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Guarantor shall have taken or proposes to take with respect thereto.

      7.3   Accountants' Certificates.

      Each set of annual financial statements delivered pursuant to Section 7.1(b) hereof shall be accompanied by a certificate of the accountants who certify such financial statements, stating that

            (a) they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof, and

            (b) they have reviewed the annual certificate of a Senior Financial Officer of the Guarantor provided pursuant to clause (a) of Section 7.2 hereof and that they confirm the calculations contained therein.

      7.4   Inspection.

      The Guarantor will permit the representatives of each holder of Notes (at the expense of the Guarantor at any time when a Default or an Event of Default exists, and otherwise at the expense of such holder) to visit and inspect any of the Properties of the Guarantor or any other Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Guarantor authorizes such accountants to discuss the finances and affairs of the Guarantor and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8.    INTERPRETATION OF THIS AGREEMENT

      8.1   Terms Defined.

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement following such term:

         AFC -- means Automotive Finance Corporation, an Indiana corporation, one hundred percent (100%) of the Voting Stock of which is owned by the Guarantor.

         AFC Advances -- means at any time the aggregate amount of Debt outstanding under all lines of credit available to AFC at such time.

         AFC Eligible Receivables -- means all receivables of AFC which (a) arise from a transaction in the ordinary course of AFC's business, (b) are not subject to any dispute, offset, counterclaim, or other claim or defense on the part of the Person who is obligated under such receivable, and (c) are not due from an account debtor 20% or more of the aggregate accounts of which are sixty or more days past due.

         AFC Net Worth -- means, at any time, shareholders' equity of AFC determined in accordance with GAAP, minus the sum, without duplication, of

            (a)  goodwill,   patents,   trademarks,   trade  secrets  and  other
      intangible assets, and

            (b) accounts receivable and notes receivable due from any Affiliate.

      Affiliate -- means, at any time, a Person (other than a Restricted Subsidiary)

            (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with the Guarantor,

            (b) that beneficially owns or holds five percent (5%) or more of any class of the equity interest or Voting Stock of the Guarantor,

            (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Guarantor or a Subsidiary, or

            (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Guarantor or any Subsidiary,

at such time.

As used in this definition:

            Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Agreement, this -- means this Note Purchase Agreement, as it may be amended and restated from time to time.

      Assignments of Leases and Rents -- means each of those certain Assignments of Leases and Rents between the Company and the Security Trustee with respect to the Leases delivered, pursuant to Section 4.1(a) hereof.

      Bank -- means Banc One, Indianapolis, National Association.

      Bank Loan Agreement -- means that certain Third Amended and Restated Credit Agreement, dated June 30, 1994, among the Guarantor, AFC, ADESA Funding Corporation and the Bank, is in effect on the Initial Closing Date.

      Board of Directors -- means the board of directors of the Guarantor or a Subsidiary, as applicable, or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

      Business Day -- means, at any time, a day other than a Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

      Capital Lease -- means, at any time, a lease or a conditional sale or other title retention agreement with respect to which the lessee or the purchaser theroef is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      Capitalized Lease Obligation -- at any time, shall mean all rental obligations of the Guarantor and the Restricted Subsidiaries which, under GAAP, would be recorded as liabilities on a consolidated balance sheet of such Persons at such time.

      Change in Control -- means a "Change in Control" as defined in the Indenture.

      Charlotte Property -- means the "Charlotte Property" as such term is defined in the Indenture.

      Closings -- means either or both of the Initial Closing and the Second Closing.

      Closing Dates -- means either or both of the Initial Closing Date and the Second Closing Date.

      Collateral Documents -- Section 4.1(a).

      Company -- has the meaning assigned to such term in the introductory sentence hereof.

      Consolidated Adjusted Net Worth -- means, at any time, shareholders' equity of the Guarantor and the Subsidiaries determined on a consolidated basis in accordance with GAAP, minus the sum, without duplication of

                (i) the  amounts,  if any, by which the  aggregate  value of all
            Investments (valued as set forth in the definition of "Investment" set forth in this Section 8.1) at such time exceeds ten percent (10%) of shareholders' equity at such time, plus

                (ii) the  amount  at such  time  attributed  to the  Guarantor's
            Investment in AFC, plus

                (iii) the amount at such time attributed to the Guarantor's equity contribution to AFC, plus

                (iv) assets located, and notes and receivables due from obligors domiciled, outside the United States of America, Puerto Rico or Canada,

all determined on a consolidated basis for such Persons in accordance with GAAP.

      Consolidated Fixed Charges -- means, for any period, the sum of

            (a) Consolidated Interest Expense for such period, plus

            (b) the amount of Operating Rentals payable in respect of such period by the Guarantor and the Restricted Subsidiaries, determined after eliminating intercompany transactions among the Guarantor and the Restricted Subsidiaries.

      Consolidated Income Available for Fixed Charges -- means, for any period, the sum of

            (a) Consolidated Net Income, plus

            (b) the aggregate amount of income taxes and Consolidated Fixed Charges (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income for such period), in each case accrued for such period by the Guarantor and the Restricted Subsidiaries, determined on a consolidated basis for such Persons.

      Consolidated Interest Expense -- means, for any period, the amount of interest accrued or capitalized on, or with respect to, Consolidated Total Debt for such period, including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes.

      Consolidated Net Income -- means, for any period, net earnings (or loss) after income taxes of the Guarantor and the Restricted Subsidiaries, determined on a consolidated basis for such Persons, but excluding:

            (a) net earnings (or loss) of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

            (b) any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of Capital Assets other than in the ordinary course of business;

            (c) any extraordinary, unusual or nonrecurring gains or losses;

            (d) any gain arising from any reappraisal or write-up of assets;

            (e) any portion of the net earnings of any Restricted Subsidiary that for any reason is unavailable for payment of dividends to the Guarantor;

            (f) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;

            (g) any earnings of any Person acquired by the Guarantor or any Restricted Subsidiary through purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of whose assets have been acquired by the Guarantor or any Restricted Subsidiary, for any period prior to the date of acquisition;

            (h) net earnings of any Person (other than a Restricted Subsidiary) in which the Guarantor or any Restricted Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Guarantor or such Restricted Subsidiary in the form of cash distributions; and

            (i) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period.

      Consolidated Operating Rental Expense -- means, for any period, the amount of Operating Rentals accrued on, or with respect to, Operating Leases of the Guarantor and the Restricted Subsidiaries having a remaining term in excess of one year, determined on a consolidated basis for such Persons in accordance with GAAP, for such period.

      Consolidated Total Assets -- means, at any time, the total amount of all assets of the Guarantor and the Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves), determined on a consolidated basis for such Persons in accordance with GAAP.

      Consolidated Total Capitalization - means, at any time, the sum of Consolidated Total Debt plus consolidated Adjusted Net Worth, at such time.

      Consolidated Total Debt - means, at any time, the aggregate amount of Debt of the Guarantor and the Restricted Subsidiaries, determined on a consolidated basis for such Persons, at such time, including (without duplication) the aggregate principal amount of the Notes then outstanding.

      Control Event - means a "Control Event" as such term is defined in the Indenture.

      Debt  -  means,  at  any  time,  with  respect  to  any  Person,   without
duplication:

            (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property acquired by, or services rendered to, such Person,

            (b) All indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person,

            (c) Capitalized Lease Obligations,

            (d) all indebtedness or other payment obligations for the deferred purchase price of property or services secured by any Lien upon or in any Property owned by such Person whether or not such person has assumed or become liable for the payment of such indebtedness,

            (e) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, the outstanding amount of all drafts drawn thereunder,

            (f) obligations of such Person with respect to interest rate protection agreements,

            (g) all liabilities of such Person in respect of unfunded vested benefits under Pension Plans and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a Multiemployer Plan, and

            (h) all direct or indirect Guaranties by such Person of

                (i) indebtedness described in this definition of any other Person (other than AFC); or

                (ii) indebtedness of any other Person the proceeds of which were utilized to finance Property of the Guarantor.

      Deeds of Trusts - means the "Charlotte Deed of Trust" and the "Knoxville Deed of Trust" as such terms are defined in the Indenture.

      Default - means a "Default" as such term is defined in the Indenture.

      Dollars or $ - means United States of America dollars.

      Environmental Protection Law - means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

                  CERCLA - means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

                  RCRA - means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  SARA - means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

         ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA Affiliate - means any corporation or trade or business that:

            (a) is a member of the same "controlled group of corporations" (within the meaning of section 414(b) of the IRC) as the Guarantor; or

            (b) is under "common control" (within the meaning of section 414(c) of the IRC) with the Guarantor.

         Event of Default - means an "Event of Default" as such term is defined in the Indenture.

         Exchange Act - means the Securities Exchange Act of 1934, as amended from time to time.

      Fair Market Value - means, at any time, with respect to any Property, the value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller, each under no compulsion to buy or sell.

      Financing Documents - means this Agreement, the Indenture, the Notes, the Collateral Documents and any other agreements and instruments entered into in connection with the transactions contemplated hereby.

      Framingham Mortgage - means the "Framingham Mortgage" as such term is defined in the Indenture.

      Framingham Property - means the "Framingham Property" as such term is defined in the Indenture.

      GAAP - means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States of America.

      General Partner - Asset Holdings Corporation III, a Delaware corporation, the sole general partner of the Company.

      Governmental Authority - means:

            (a) the government of

                (i) the  United  States  of  America  and  any  state  or  other political subdivision thereof, or

                (ii) any  other  jurisdiction  (A) in  which  the  Company,  the
            Guarantor or any Subsidiary conducts all or any part of its business or (B) that asserts jurisdiction over the conduct of the affairs or Properties of the Company, the Guarantor or any Subsidiary; and

            (b)  any  entity  exercising   executive,   legislative,   judicial,
      regulatory or administrative functions of, or pertaining to, any such government.

      Guarantied Obligations - Section 5.1(a).

      Guarantor - has the meaning assigned to such term in the introductory sentence hereof.

      Guaranty - means, with respect to any Person (for the purposes of this definition, the "General Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the General Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the General Guarantor:

            (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

            (b) to advance or supply funds

                (i) for the purpose of payment of such indebtedness, dividend or other obligation, or

                (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or other obligation;

            (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

      Hazardous Substances - means any and all pollutants, contaminants, toxic or hazardous wastes and any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law.

      Indenture - Section 1.1(a)

      Initial Note Purchase - Section 1.1(b).

      Initial Notes - Section 1.1(b).

      Initial Closing - Section 1.2(a).

      Initial Closing Date - Section 1.2(a).

      Institutional Investor - means the Purchaser, any affiliate of any of the Purchaser and any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act.

      Interest Deposit Amount - with respect to any Note, means the amount of interest scheduled to accrue on such Note from the date of issuance thereof to and including June 30, 1995.
                                      48

      Investment - means any investment, made in cash or by delivery of Property, by the Guarantor or any Restricted Subsidiary:

            (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

            (b) in any Property.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

      IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      IRS - means the Internal Revenue Service and any successor agency.

      Knoxville Property - means the "Knoxville Property" as such term is defined in the Indenture.

      Leases - means the "Leases" as defined in the Indenture.

      Lessees - means ADESA-Charlotte, Inc., A.D.E. of Knoxville, Inc. and Auto Dealers Exchange of Concord, Inc.

      Lien - means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, sale with recourse or a trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property and includes, without limitation, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

      Limited Partner - means January Partnership Ltd., an Ohio limited partnership.

      Make-Whole Amount - means the "Make-Whole Amount" as such term is defined in the Indenture.

      Margin Security - means "margin stock" within the meaning of Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

      Material Adverse Effect - means a material adverse effect on

            (a) the Mortgaged Properties,

            (b) the business, profits, Properties or financial condition of the Guarantor and the Subsidiaries, taken as a whole,

            (c) the ability of the Company to perform its obligations set forth in this Agreement and in the Notes,

            (d) the ability of the Guarantor to perform its obligations set forth in this Agreement, or

            (e) the validity or enforceability of any material term or provision of this Agreement, the Indenture, the Notes or any other Financing Document.

      Mortgaged Improvements - means the "Mortgaged Improvements" as defined in the Indenture.

      Mortgaged Land - means the "Mortgaged Land" as such term is defined in the Indenture.

      Mortgaged Properties - means the "Mortgaged Properties" as such term is defined in the Indenture.

      Mortgages - means the "Mortgages" as such term is defined in the Indenture.

      Multiemployer Plan - means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

      Notes - Section 1.1(a).

      Operating Lease - means, with respect to any Person, any lease other than a Capital Lease.

      Operating Rentals - means, at any time, all fixed payments which the lessee is required to make by the terms of any Operating Lease but shall not include amounts required to be paid in respect of maintenance, repairs, income taxes, Property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

      PBGC - means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

      Pension Plan - means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Guarantor or any ERISA Affiliate for employees of the Guarantor or such ERISA Affiliate, excluding any Multiemployer Plan.

      Permitted Exceptions - means "Permitted Exceptions" as defined in the Indenture.

      Permitted Liens - means

                (i) Taxes, etc. - Liens securing Property taxes,  assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, so long as

                     (A) the payment thereof is being actively contested in good faith and by appropriate proceedings and adequate book reserves have been established and maintained and exist with respect thereto, and

                     (B) the title of the  Guarantor or the  Subsidiary,  as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby;

                (ii) Certain Encumbrances - Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Property in the ordinary conduct of the business of the Guarantor and the Subsidiaries, taken as a whole; and

                (iii) Debt - Liens securing Debt of the Guarantor or the Subsidiaries provided that such Debt is permitted pursuant to
            Section 6.11 hereof.

         Person  -  means  an  individual,  sole  proprietorship,   partnership,
corporation, limited liability company, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

         Placement memorandum - Section 3.1.

         Property - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         Purchase Request - means a document which conforms to Section 1.1(c).

         Purchaser - means Principal Mutual Life Insurance Company.

         Required Holders - means, at any time, the holders of more than sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, the Guarantor, any Subsidiary and any Affiliate).

Restricted Investment - means, at any time, all Investments except the following:

            (a) Investments in Property to be used in the ordinary course of business of the Guarantor and the Restricted Subsidiaries;

            (b) Investments in AFC, a Restricted Subsidiary or any corporation that concurrently with such Investment becomes a Restricted Subsidiary;

            (c) Investments in direct obligations of (or obligations guarantied by), (i) the United States of America or (ii) any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that in each case such obligations mature within one (1) year from the date of acquisition thereof;

            (d) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having assets of at least Five Hundred Million Dollars ($500,000,000) and the long-term unsecured debt obligations of which are rated "AA" or higher by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Aa" or higher by Moody's Investors Service, Inc. or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America, provided that such certificates of deposit mature within one (1) year from the date of acquisition thereof;

            (e) Investments in commercial paper of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have a rating of at least "A-1" or higher by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., "Prime-1" or higher by Moody's Investors Service, Inc. or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America; and

            (f) Investments in entities other than Restricted Subsidiaries and AFC, provided that the aggregate amount of all such Investments does not at any time exceed the greater of (A) Ten Million Dollars ($10,000,000) or
      (B) ten percent (10%) of Consolidated Adjusted Net Worth as determined immediately prior to the making of such Investment;

Restricted Payment - means and includes:

            (a) any dividend or other distribution (whether in the form of cash or any other Property), direct or indirect, on account of any shares of capital stock of the Guarantor or any Subsidiary (other than capital stock owned legally and beneficially by the Guarantor or any of the Wholly-Owned Restricted Subsidiaries), now or hereafter outstanding, except a dividend payable solely in shares of common stock of the Guarantor or such Subsidiary, as the case may be, and

            (b) any optional or mandatory redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of the Guarantor or any Subsidiary (other than capital stock owned legally and beneficially by the Guarantor or any of the Wholly-Owned Restricted Subsidiaries), now or hereafter outstanding, or of any warrants, rights, or options to acquire any shares of such capital stock, and

            (c) any Restricted Investment.

      Restricted Subsidiary - a Subsidiary other than AFC (a) which is organized under the laws of, and conducts substantially all of its business within, the United States of America, Puerto Rico or Canada and (b) which is engaged in the used automobile auction business.

      Second Closing - Section 1.2(b).

      Second Closing Date - Section 1.2(c).

      Second Collateral Documents - Section 4.2(a).

      Second Note Purchase - Section 1.1(b).

      Second Notes - Section 1.1(b).

      Securities Act - means the Securities Act of 1933, as amended from time to time.

      Security - means "security" as defined in section 2(1) of the Securities Act.

      Security Trustee - Section 1.1.

      Senior Financial Officer - with respect to any corporation, means the chief financial officer, the principal accounting officer, the treasurer or the comptroller of such corporation.

      Senior Funded Debt - means and includes all debt of the Guarantor now or hereafter existing, having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the Guarantor for a period or periods of more than one year from such date of origin) or outstanding under revolving credit agreements or other similar agreements providing for borrowings for over one year from the date of origin thereof or is extendible or renewable at the option of the Guarantor to a time more than (1) year after such date of origin (but excluding therefrom all payments in respect of such Debt that are due and payable within one (1) year of such time).

      Senior Officer - with respect to any corporation, means the chief executive officer, the chief operating officer, the president, the chief financial officer, the treasurer or the secretary of such corporation.

      Series A Notes - has the meaning set forth in Section 1.1.

      Series B Notes - has the meaning set forth in Section 1.1.

      Subordinated Debt - shall have the meaning set forth in the Bank Loan Agreement.

      Subsidiary - means, at any time, any other corporation of which the Guarantor owns, directly or indirectly, more than eighty percent (80%) (by number of votes) of each class of the Voting Stock of such corporation at such time.

      Subsidiary Stock - Section 6.12(b).

      Surviving Corporation - Section 6.13.

      Total Restricted Subsidiary Debt - means, at any time, the aggregate amount of Debt of the Restricted Subsidiaries (other than Debt owing to the Guarantor), determined on a combined basis for such Persons at such time after eliminating inter-company transactions among the Restricted Subsidiaries.

      Total AFC Debt - means, at any time, the aggregate amount of Debt of AFC (other than Subordinated Debt) outstanding, at such time.

      Transfers - Section 6.12(a).

      Unconditional Guaranty - Section 5.1(a).

      Unrestricted Subsidiary - means AFC and any other Subsidiary which is not a Restricted Subsidiary.

      Voting  Stock  -  means  capital  stock  of  any  class  or  classes  of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

      Wholly-Owned Restricted Subsidiary - means any Restricted Subsidiary of which one hundred percent of the Voting Securities thereof are owned by the Guarantor.

      8.2   GAAP.

      Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP as in effect on the date of, or during the period covered by, such financial statements. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein. Whenever a calculation based on the consolidated financial position or consolidated results of operations of a group of Persons is required hereby, investments by members of the group in Persons which are excluded hereby from such group shall be accounted for using the cost method.

      8.3   Directly or Indirectly.

      Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

      8.4   Section Headings and Table of Contents and Construction.

            (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as whole and not to any particular Section or other subdivision.

            (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

      8.5   Governing Law.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ANY OTHER CHOICE OF LAW AND CONFLICT OF LAW RULES.

9.    MISCELLANEOUS

      9.1   Communications.

            (a) Method; Address. All communications hereunder or under the Notes shall be in writing, shall be hand delivered, deposited into the United States mail (registered or certified mail), postage prepaid, sent by overnight courier or sent by facsimile transmission (confirmed by delivery by overnight courier) and shall be addressed,

                (i) if to the Company,

                    Asset  Holdings  III,  L.P.
                    c/o  JH Management  Corp
                    One  International  Place
                    Boston,  MA  02110-2624
                    Telephone: (617) 951-7423
                    Facsimile: (617) 951-7050,
      or at such other address as the Company shall have furnished in writing to the Guarantor, the Purchaser and all other holders of the Notes at the time outstanding,

                (ii) if to the Guarantor:

                     ADESA Corporation
                     1919 South Post Road
                     Indianapolis, IN  46239
                     Attention:  Chief Financial Officer
                     Telephone:  (317) 862-7220
                     Facsimile:  (317) 862-7307,

      or at such other address as the Guarantor shall have furnished in writing to the Company, the Purchaser and all other holders of the Notes at the time outstanding,

                (iii) if to any of the holders of the Notes,

                     (A) if any of such holders is the Purchaser, at its addresses set forth on Annex 1 hereto (and also to any parties referred to on such Annex 1 that are required to receive notices in addition to such holder), and
                     (B) if any of such holders are not the Purchaser,  at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to
                Section 2.4 of the Indenture,

      or to any such party at such other address as such party shall have furnished in writing to the Security Trustee for entry upon the register maintained pursuant to Section 2.4 of the Indenture.

            (b) When Given. Any communication properly addressed and set in accordance with Section 9.1(a) hereof shall be deemed to be received when actually received at the address of the addressee.

      9.2   Reproduction of Documents.

      This Agreement, the Indenture and the other Financing Documents and all documents relating hereto or thereto, including, without limitation,

            (a) consents, waivers and modifications that may hereafter be executed,

            (b) documents received by you at any closing of your purchase of the Notes (except the Notes themselves), and

            (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser or any other holder of Notes,
                                      56
may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, microcard, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company and the Guarantor agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this
Section 9.2 shall prohibit the Company, the Guarantor or any holder of Notes from contesting the validity or the accuracy of any such reproduction.

      9.3   Survival.

      All warranties, representations, certifications and covenants made by the Company or the Guarantor herein, in the Indenture, in any other Financing Document or in any certificate or other instrument delivered by any such Person or on behalf of any such Person hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company or the Guarantor, as the case may be, hereunder.

      9.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, form time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by the Purchaser or the Purchaser's successor or assign.

      9.5   Amendment and Waiver.

            (a) General Requirements. This Agreement may be amended, and the observance of any term hereof or thereof may be waived, with (and only with) the written consent of (i) in the case of Section 1 through and
      Section 4, inclusive, and Section 9 (and the definitions set forth in Section 8 hereof of any defined terms used in such Sections), the Company, the Guarantor and the Required Holders, and (ii) with respect to all other Sections hereof, the Guarantor and the Required Holders, provided that no such amendment or waiver shall, without the written consent of the holders of all Notes at the time outstanding, amend (i) Section 5, (ii) the definition of "Required Holders," or (iii) this Section 9.5.

            (b) Solicitation.

                (i) Solicitation. Neither the Company nor the Guarantor shall solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or of the Indenture or the Notes unless the Purchaser and each other holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company or the Guarantor, as the case may be, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
            Section 9.5 shall be delivered by the

            Company or the Guarantor, as the case may be, to the Purchaser and each other holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

                (ii) Payment. Neither the Company nor the Guarantor shall, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to the Purchaser or any other holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, ratably to the Purchaser and the other holders of all Notes then outstanding.

                (iii)  Scope of  Consent.  Any  consent  made  pursuant  to this
            Section 9.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, the Guarantor, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

            (c) Binding Effect. Except as provided in Section 9.5(a) and Section 9.5(b)(iii) hereof, any amendment or waiver consented to as provided in this Section 9.5 shall apply equally to the Purchaser and all other holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company and the Guarantor whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

      9.6   Expenses.

      The Company shall pay when billed

            (a) all expenses incurred by the Purchaser and any other holder of Notes in connection with the enforcement of any rights under this Agreement and the Notes (including, without limitation, all fees and expenses of the Purchaser's or such other holder's special counsel), and

            (b) all expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to Section 9.5 and the other terms and provisions hereof, whether or not any such amendments, waivers or consents are executed, including, without limitation any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement or the Notes.

      9.7   Jurisdiction; Service of Process.

      THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER THE NOTES, BROUGHT BY THE PURCHASER OR ANY OTHER REGISTERED HOLDER OF A NOTE AGAINST THE COMPANY, THE GUARANTOR OR ANY OF THEIR RESPECTIVE PROPERTY, MAY BE BROUGHT BY SUCH PERSON IN THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN OR EASTERN DISTRICT OF NEW YORK OR ANY STATE COURT IN NEW YORK, AS THE PURCHASER OR OTHER REGISTERED HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND AGREE THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT, AND THE COMPANY AND THE GUARANTOR IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT SUCH PERSON IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. IN ADDITION, THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PERSON MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE NOTES, BOUGHT IN SUCH COURTS, AND HEREBY IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE PURCHASER OR OTHER REGISTERED HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY OR THE GUARANTOR IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THE COMPANY AND THE GUARANTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      9.8   Company Obligations Nonrecourse.

      Anything contained herein in the Indenture or in the Notes to the contrary notwithstanding and provided that the Company shall not conduct any business except that contemplated by the Financing Documents, no recourse shall be had for the payment of any amount owed pursuant to this Agreement or any claim based hereon or otherwise in respect hereof or based on or in respect of the Indenture or the Notes against any partner of the Company (or any partner of any partner of the Company) or any incorporator, any past, present or future subscriber to the capital stock thereof or any stockholder, officer, employee, agent or director of any corporate partner thereof for any deficiency or any other sum owing pursuant to this Agreement or arising under or with respect to the Indenture or the Notes. The foregoing provisions of this Section 9.8 shall not prevent recourse to the Company or to the Trust Estate (as defined in the Indenture) or constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement, the Notes or secured by the Indenture, but the same shall continue until paid or discharged. The foregoing provisions of this Section 9.8 shall not limit the right of any Person to name any partner of the Company or any transferee of any interest in the Trust Estate as a party defendant in any action or suit for a judicial foreclosure of or in the exercise of any other remedy under this Agreement, the Indenture or the Notes, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against such Person, and provided further, that the foregoing provisions shall not preclude the Security Trustee or the holders of any of the Notes from pursuing any rights or remedies against (i) the Guarantor under the Unconditional Guaranty, (ii) the Company or any partner of the Company or other Person set forth above due to any fraud by the Company, such partner or such other Person in connection with transactions described in the Indenture or this Agreement or (iii) the Company or any partner due to any material misrepresentation by the Company with respect to any representation made in the Indenture or in this Agreement.

      9.9   Duplicate Originals, Execution in Counterpart.

      Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      [Remainder of page intentionally blank; next page is signature page.]

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company and the Guarantor, whereupon this Agreement shall become binding between us in accordance with its terms.

                                  Very truly yours,

                                  ASSET HOLDINGS III, L.P.
                                  By: ASSET HOLDINGS CORPORATION III,
                                           its General Partner



                                           By           LANNHI TRAN
                                                 ------------------------
                                                 Name:  LANNHI TRAN
                                                 Title:  Vice President


                                  ADESA CORPORATION



                                  By              LARRY S. Wechter
                                           ----------------------------------
                                           Name:  Larry S. Wechter
                                           Title: Chief Financial Officer
Accepted:                                         Vice President and Treasurer

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By Sarah J. Pitts
   -------------------------
         Name:  Sarah J. Pitts
         Title: Counsel



By Warren Shank
   -------------------------
         Name:  Warren Shank
         Title: Counsel





[Signature Page to NOTE PURCHASE AGREEMENT of ASSET HOLDINGS III, L.P. in connection with the issuance of its 9.82% Series A First Mortgage Notes due April 1, 2000 and its 9.82% Series B First Mortgage Notes due April 1, 2000]

                                     ANNEX 1
                          INFORMATION AS TO PURCHASERS


Purchaser Name            PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
-----------------------   -----------------------------------------------------

Name in Which Notes are   Principal Mutual Life Insurance Company
to be Registered
-----------------------   ------------------------------------------------------

Initial Notes
         Series A         RA-1; $9,408,030
         Series B         RB-1; $7,391,970
-----------------------   ------------------------------------------------------

Second Notes
         Series B         RB-2; $8,905,000
-----------------------   ------------------------------------------------------

Address for Delivery of   Principal Mutual Life Insurance Company
Purchase Requests         711 High Street
                          Des Moines, Iowa 50392
                          Attention: Investment Department - Securities Division
                                     Vice President (515) 247-5365
-----------------------   ------------------------------------------------------
                                   Annex 1-1

                                     ANNEX 1
                       INFORMATION AS TO PURCHASER (Cont.)


Purchaser Name                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
-----------------------------   -----------------------------------------------
Payment on Account of
Note

   Method                       Federal Funds Wire Transfer

   Account Information          Norwest Bank Iowa, N.A.
                                7th & Walnut Streets
                                Des Moines, Iowa 50309
                                ABA No. 073 000 228

                                With respect to the Series A Notes, include the following:

                                for deposit in the account of:

                                   Principal Mutual Life Insurance Company
                                   Account No. 014752
                                   Reference: Series A Note Bond No. 1-B-60241
                                   Tax Identification No. 42-0127290

                                With respect to the Series B Notes, include the following:

                                for deposit in the account of:

                                   Principal Mutual Life Insurance Company
                                   Account No. 014752
                                   Reference: Series B Note Bond No. 1-B-60293
                                   Tax Identification No. 42-0127290

-----------------------------   -----------------------------------------------
Address for Notices             Principal Mutual Life Insurance Company
Related to Payments             711 High Street
                                Des Moines, Iowa 50392
                                Attention: Investment Department-Accounting
                                  & Treasury
                                Telephone No.: (515) 248-2643
-----------------------------   -----------------------------------------------

                                   Annex 1-2

                                     ANNEX 1
                       INFORMATION AS TO PURCHASER (Cont.)


Purchaser Name                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
-----------------------------   -----------------------------------------------
Information to Accompany        Name of Company: Asset Holdings III
Payments and Notices
Related to Payments             Description of
                                Security:      9.82% Series A/B First Mortgage
                                               Notes (specify series)
                                               Due April 1, 2000
                                Series A PPN:  04542@AA 3
                                Series B PPN:  04542@AB 1

                                Due   Date   and   Application   (as   among
                                principal, premium and interest) of the payment being made:

                                Name and address of Bank (or Trustee) from
                                which wire transfer was sent
-----------------------------   ---------------------------------------------

Address for All other           Principal Mutual Life Insurance Company
Notices                         711 High Street
                                Des Moines, Iowa 50392
                                Attention: Investment Department-Securities
                                  Division
                                Telephone No: (515) 248-2490
-----------------------------   ---------------------------------------------

Instructions re Delivery        Sarah Pitts, Esq.
of Securities                   Principal Mutual Life Insurance Company
                                711 High Street
                                Des Moines, Iowa 50392-0301
-----------------------------   ---------------------------------------------

Tax Identification Number  42-0127290
-----------------------------   ---------------------------------------------
                                   Annex 1-3

                                     ANNEX 2
                              PAYMENT INSTRUCTIONS


     The purchase price of the Initial Note Purchase shall be paid by federal funds wire transfer as set forth below:

Amount                         Destination
------                         -----------
$7,496,000                     Chicago Title Insurance Company

                               Bank of America Illinois
                               Chicago, Illinois
                               ABA Routing Number: 071000039

                               FOR CREDIT TO:
                               CHICAGO TITLE and TRUST COMPANY, NT
                               Account Number: 49-14562

                               Notify:

                                       Escrow Number: NT 001705685 1
                                       Escrow Officer: Diane K. Nelson
                                       Closing Division: National
                                       Phone (312) 223-2345

$2,057,562.75                  PNC Bank, Kentucky, Inc.
                               Louisville, Kentucky

                               PNC Bank LSVL
                               ABA # 083000108
                               Credit Account Name: Corporate Trust Clearing Credit Account Number: 3000991469
                               Attention: David Metcalf
                               Reference:       Asset Holdings III,
                               Interest Escrow Account
                               Number 4822498

$48,527.50                     PNC Bank, Kentucky, Inc.
                               Louisville, Kentucky

                               PNC Bank LSVL
                               ABA # 083000108
                               Credit Account Name: Corporate Trust Clearing Credit Account Number: 3000991469
                               Attention: David Metcalf
                               Reference:       Cash Pledge Account
                                                Number 4822480

                                   Annex 2-1

                                     ANNEX 2
                          PAYMENT INSTRUCTIONS (con't)


$7,197,909.75                  First National Bank of Boston
                               100 Federal Street
                               Boston, Massachusetts 02110

                               ABA No. 011-000-390

                               Credit Account of:  Commonwealth Land Title
                                                   Insurance Company

                               Account No. 539-46504

                                   Annex 2-2

                                    ANNEX 3
             INFORMATION AS TO COMPANY, GUARANTOR AND SUBSIDIARIES

         (INFORMATION TO BE SUPPLIED BY THE COMPANY AND THE GUARANTOR)

     3.2(b).      Debt.
                 Description                              Current             Long Term               Total
                 -----------                              -------             ---------               -----
Bank One<F1>     ADESA Corp        Corestates-Frons     $ 4,713,163.00      $22,190,837.00       $26,904,000.00

Bank One<F1>     ADESA Corp        Line of Credit       $ 8,520,000.00                           $ 8,520,000.00

Bank One<F1>     ADESA Corp        Revolver                                 $13,900,000.00       $13,900,000.00

Bank One<F1>     AFC               Line of Credit       $ 9,000,000.00                           $ 9,000,000.00

ADESA Canada                       5 Yr. Loan                               $    50,051.00       $    50,051.00


ADESA Canada                       Vendor Take Back                         $   572,958.00       $   572,958.00


ADESA Canada                       Mortgage                                 $   393,276.00       $   393,276.00


                                                        $22,233,163.00      $37,107,122.00       $59,340,285.00

<F1>See respective credit agreements for collateral

As of 10/31/94


                                   Annex 2-1

                                     ANNEX 3
          INFORMATION AS TO COMPANY, GUARANTOR AND SUBSIDIARIES (Cont.)

     3.3.Subsidiaries and Affiliates.

Name of Affiliate                 Nature of Affiliation
-----------------                 ---------------------
ADESA Austin, Inc.                Wholly-owned subsidiary of ADESA Corporation

ADESA Auto Transport, Inc.        Wholly-owned subsidiary of ADESA Corporation

ADESA Canada, Inc.                ADESA Corporation holds 87% of the stock

ADESA-Charlotte, Inc.             Wholly-owned subsidiary of ADESA Corporation

ADESA Funding Corporation         Wholly-owned subsidiary of ADESA Corporation

ADESA Indianapolis, Inc.          Wholly-owned subsidiary of ADESA Corporation

ADESA New Jersey, Inc.            Wholly-owned subsidiary of ADESA Corporation

ADESA Ohio, Inc.                  Wholly-owned subsidiary of ADESA Corporation

ADESA-Ottawa, Inc.                Wholly-owned subsidiary of ADESA Canada, Inc.

ADESA Remarketing Services,
 Inc.                             Wholly-owned subsidiary of ADESA Canada, Inc.

ADESA South Florida, LLC          ADESA Corporation holds 51% of the membership
                                   interests

A.D.E. of Birmingham, Inc.        Wholly-owned subsidiary of ADESA Corporation

A.D.E. of Jacksonville, Inc.      Wholly-owned subsidiary of ADESA Corporation

A.D.E. of Knoxville, Inc.         Wholly-owned subsidiary of ADESA Corporation

A.D.E. of Lexington, Inc.         Wholly-owned subsidiary of ADESA Corporation

A.D.E. Management Company         Wholly-owned subsidiary of ADESA Corporation


                                   Annex 3-2


                                   ANNEX 3
          INFORMATION AS TO COMPANY, GUARANTOR AND SUBSIDIARIES (Cont.)
Name of Affiliate                             Nature of Affiliation

Auto Banc Corporation                         Wholly-owned subsidiary of ADESA Corporation

Auto Dealers Exchange of Concord, Inc.        Wholly-owned subsidiary of ADESA Corporation

Auto Dealers Exchange of Memphis, Inc.        Wholly-owned subsidiary of ADESA Corporation

Automotive Finance Corporation                Wholly-owned subsidiary of ADESA Corporation

Greater Buffalo Auto Auction, Inc.            Wholly-owned subsidiary of ADESA Corporation

Greater Halifax Auto Dealers Exchange Inc.    Wholly-owned subsidiary of ADESA Canada, Inc.

3095-0539 Quebec Inc.                         Wholly-owned subsidiary of ADESA Canada, Inc.

3095-1115 Quebec Inc.                         Wholly-owned subsidiary of ADESA Canada, Inc.


     3.10(b).  Restrictions on Company, Guarantor and Subsidiaries.

     None

     3.12      ERISA Affiliates of the Guarantor.

     See Part 3.3 Subsidiaries and Affiliates of Annex 3 above.

     3.19      Capitalization.

                  Partner                    Equity Interest   Equity Investment
------------------------------------------   ---------------   -----------------
Asset Holdings III Corporation,                   81.25%            $645,937.50
a Delaware corporation (General Partner)
------------------------------------------   ---------------   -----------------
January Partnership Ltd., an Ohio limited         18.75%            $149,062.50
partnership (Limited Partner)
------------------------------------------   ---------------   -----------------
                                   Annex 3-3

     4.1(e).      Title Insurance.

                           Charlotte Property        $ 6,700,000
                           Framingham Property       $15,504,000
                           Knoxville Property        $ 4,296,000